Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

SPORTSBOOK AND DIGITAL GAMING COLLABORATION AGREEMENT
between
EMPIRE RESORTS, INC.
and
HILLSIDE (NEW YORK) LLC

November 14, 2018

1

Page

Page

ARTICLE 1	DEFINITIONS; RULES OF CONSTRUCTION; RECITALS 1

1.1	Defined Terms 1

1.2	Interpretation 1

1.3	Exercise of Discretion 2

1.4	Recitals 2

ARTICLE 2	EQUITY ISSUANCE 2

2.1	Equity Issuance 2

2.2	Gaming Approvals for Equity Issuance 2

ARTICLE 3	NY GAMING LAW 3

3.1	Retail Sportsbook 3

3.2	Online Sportsbook Offering Right 4

3.3	Multiple Skins 5

3.4	Online Casino/Online Poker 7

3.5	Operator Joinder 8

3.6	Gaming Approvals for Sportsbook 8

3.7	Gaming Approvals for Online Casino/Table Games and Online Poker 9

ARTICLE 4	OVERSIGHT COMMITTEE 10

4.1	Establishment; Powers 10

4.2	Pro Rata Share and Percentage Threshold 11

4.3	Appointment of OC Members 11

4.4	Vacancies 11

4.5	Removal 11

4.6	Resignation 11

4.7	Meetings of the Committee 11

4.8	Conduct of Meetings 12

4.9	Quorum 12

4.10	Voting 12

4.11	Proxies 12

4.12	Attendance and Waiver of Notice 12

4.13	Actions Without a Meeting 12

4.14	Compensation of OC Members 12

4.15	Deadlocks 12

ARTICLE 5	SPORTSBOOK ADMINISTRATION 13

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(continued)
Page

5.1	Administration of Sportsbook Lounge 13

5.2	Administration of bet365 Gaming Service 13

5.3	Subcontractors 14

5.4	Domain Names 14

5.5	NY Provisioning 15

5.6	Empire Compliance Services 15

5.7	Insurance 15

5.8	Empire Players Club 16

ARTICLE 6	ADVOCACY 16

6.1	Advocacy Efforts 16

ARTICLE 7	REGULATORY COMPLIANCE 17

7.1	Privileged Licenses 17

7.2	Gaming Compliance Modifications/Notification 17

7.3	Compliance with Bribery Laws 19

7.4	Online Gaming Verification 19

ARTICLE 8	FACILITIES 19

8.1	Equipment 19

8.2	License 19

8.3	Equipment Room License Terms 20

ARTICLE 9	ACCOUNTS 20

9.1	Player Accounts 20

9.2	Security Interest 20

ARTICLE 10	REPORTS 21

10.1	Gaming Taxes 21

10.2	Reporting 21

10.3	Books and Records 21

10.4	Cooperation 21

ARTICLE 11	VENDOR AGREEMENTS 22

11.1	Vendor Contracts 22

ARTICLE 12	FEES & ACCOUNTING 22

12.1	Statements 22

12.2	Funding of Costs 23

12.3	Retained Revenue 24

12.4	Payment Method 25

12.5	Eligible Promotional Gaming Credits 25

#4838-3750-6425v9	ii

(continued)
Page

12.6	Disputes 25

12.7	Right to Audit 25

ARTICLE 13	OWNERSHIP 26

13.1	Operator Marks 26

13.2	bet365 Marks 27

13.3	bet365 Ownership 28

13.4	Customer Data 28

ARTICLE 14	ADDITIONAL COVENANTS 29

14.1	Obligation of Confidentiality and Non-Use 29

14.2	Public Statements 31

14.3	Change of Control Transactions 32

14.4	Non-Solicitation 32

14.5	Marketing; Cross-Promotion 32

ARTICLE 15	REPRESENTATIONS AND WARRANTIES 33

15.1	Representations and Warranties of bet365 33

15.2	Representations and Warranties of Empire 34

ARTICLE 16	TERM AND TERMINATION 35

16.1	Term 35

16.2	Termination 35

16.3	Survival 36

16.4	Exclusive Remedy 36

16.5	Cure Rights 37

16.6	Limitation 37

16.7	Specific Performance 37

16.8	Offset 37

ARTICLE 17	INDEMNIFICATION 38

17.1	Indemnification of bet365 38

17.2	Indemnification of Empire and the Operator 38

17.3	Third Party Claims 39

ARTICLE 18	MISCELLANEOUS 40

18.1	Independent Contractors 40

18.2	No Third Party Beneficiaries 41

18.3	Succession and Assignment 41

18.4	Governing Law 41

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(continued)
Page

18.5	Waiver of Jury Trial 41

18.6	Amendment and Waiver 42

18.7	Entire Agreement 42

18.8	Counterparts; Facsimile; Electronic and Digital Signatures 42

18.9	Notices 42

18.10	Expenses 43

18.11	Joint Preparation of Agreement 43

18.12	Headings 44

18.13	Severability 44

18.14	Attorneys’ Fees 44

18.15	Further Assurances 44

18.16	No Consequential Damages 44

18.17	Interpretation 44

18.18	Guaranty 44

#4838-3750-6425v9	iv

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

SPORTSBOOK AND DIGITAL GAMING COLLABORATION AGREEMENT
This SPORTSBOOK AND DIGITAL GAMING COLLABORATION AGREEMENT (this “Agreement”), dated as of November 14, 2018 (the “Effective Date”), is entered into by and between Empire Resorts, Inc., a Delaware corporation (“Empire”), and Hillside (New York) LLC, a Delaware limited liability company (“bet365”). Empire and bet365 are collectively referred to herein as the “Parties” and individually as a “Party”.
RECITALS
A.    Empire, through its Affiliate, Montreign Operating Company, LLC, a New York limited liability company (“Montreign”), operates, owns, controls and manages the Resorts World Catskills Casino Resort (the “Catskills Casino”) located in Monticello, New York.
B.    bet365, directly and through its Affiliates, operates, owns, controls and manages online gaming and sports betting services throughout the world.
C.    Policy makers in the State of New York (“NY”) are contemplating the legalization of sports betting, including online sportsbooks in NY.
D.    In accordance with this Agreement and as permitted by applicable Law, Empire, desires, through its Affiliate, Montreign, to provide bet365 the right to participate with Empire in the offering of Retail Sports Betting, an Online Sportsbook, Online Casino/Table Games and Online Poker in NY.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and mutual covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
Article 1
DEFINITIONS; RULES OF CONSTRUCTION; RECITALS
1.1    Defined Terms. Capitalized terms used in this Agreement, the recitals above and its schedules, exhibits and appendices, which are not otherwise defined herein, shall have the meanings ascribed to them as set forth in Schedule A hereto.
1.2    Interpretation. Except to the extent otherwise provided or the context otherwise requires: (a) when a reference is made in this Agreement to an Article, Section, Clause, Exhibit or Schedule, such reference is to an Article, Clause or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated; (b) the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement; (c) whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without being limited to” and the words “include,” “includes,” “including,” “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; (d) the words “hereof,” “herein”

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement; (e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein; (f) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms; (g) any pronoun used in this Agreement shall include the corresponding masculine, feminine and neuter forms; (h) any notice under this Agreement shall be in writing and in English; (i) any reference to “days” means “calendar days” unless otherwise specified; (j) if a notice is to be given on a specified day, unless otherwise specifically provided herein, it must be given prior to 5.00 p.m., New York, New York time; (k) references to a Person are also to its successors and permitted assigns; (l) the use of “or” is not intended to be exclusive unless expressly indicated otherwise; (m) any references to “$” and “dollars” is to the lawful money of the USA; (n) a reference to “unreasonably withheld” means “unreasonably withheld, conditioned or delayed”, and (o) unless otherwise expressly provided herein, any agreement, instrument, statute, rule or regulation defined or referred to herein or in any agreement or instrument defined or referred to herein (including this Agreement) means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, rules and regulations) by succession of comparable successor statutes, rules and regulations.
1.3    Exercise of Discretion. Unless expressly stated otherwise in this Agreement, when any Transaction Party is entitled to make any decision, take any permissive action (including the granting or withholding of consent or approval, the making of a request, or the waiver of any provision of this Agreement or otherwise), such determination of whether and how to make such decision, take such action, make such request or grant such waiver shall not be exercised in bad faith or in breach of applicable Law, but shall be deemed to be in such Transaction Party’s sole and absolute discretion.
1.4    Recitals. The Recitals set forth above are true and correct and are hereby incorporated into this Agreement as if set forth at length herein.
ARTICLE 2
EQUITY ISSUANCE
2.1    Equity Issuance. On the Effective Date, Empire and Hillside (New Media Holdings) Limited, a holding company registered in England (“bet365 Equity Holder”) entered into an agreement whereby bet365 Equity Holder agreed to purchase 2,500,000 shares (such shares and any other security into which such 2,500,000 shares are converted, exchanged, reclassified or otherwise changed, the “Equity Stake”) of common stock, par value $0.01, of Empire (and any other class of securities into which such securities may hereinafter be reclassified or exchanged, the “Common Stock”) for an aggregate purchase price of $50,000,000 (the “Stock Purchase Agreement”) (i.e. $20.00 per share of Common Stock).
2.2    Gaming Approvals for Equity Issuance.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

2.2.1    bet365 Equity Holder agrees to use commercially reasonable efforts to obtain all Gaming Approvals necessary to consummate the acquisition of the Second Closing Shares in accordance with the Stock Purchase Agreement, as soon as reasonably practicable following the Effective Date. bet365 Equity Holder shall cooperate with, and timely comply with all filing deadlines and any requests of, a Gaming Authority in connection therewith. Upon the reasonable request of bet365 Equity Holder, Empire shall use commercially reasonable efforts in assisting and helping bet365 Equity Holder in connection with securing such Gaming Approvals, including consulting with the relevant Gaming Authority.
2.2.2    To the extent permitted by applicable Law, each Transaction Party shall within five (5) Business Days provide the other Transaction Party with any notice, correspondence or other information received in connection with any Gaming Authority that reasonably could have a material adverse impact on bet365 Equity Holder’s ability to acquire or continue to hold the Equity Stake as contemplated by the Stock Purchase Agreement. Each Transaction Party shall provide to the other Transaction Party copies of all Gaming Approvals received by it in connection with consummating the actions required by this Article 2 promptly after receipt thereof.
ARTICLE 3
NY GAMING LAW
3.1    Retail Sportsbook.
3.1.1    If during the Term Gaming Regulations are enacted in NY allowing Retail Sports Betting (other than those which are authorized under applicable Gaming Regulations as of the Effective Date) in the Catskills Casino, then Empire shall cause a physical sportsbook lounge to be constructed at the Catskills Casino (the “Sportsbook Lounge”), which Sportsbook Lounge shall be branded with an Empire Brand until the Sportsbook Lounge Transition. Empire shall design and develop the Sportsbook Lounge; provided that (a) Empire shall seek input and guidance from bet365 associated with such build-out and fit-out of the Sportsbook Lounge, including input on suppliers of technology to the Sportsbook Lounge, and (b) any agreements with suppliers regarding the technology of the Sportsbook Lounge Betting Platform shall be terminable on as short of notice and without penalty as is commercially practical.
3.1.2    Subject to receipt of all the requisite Gaming Approvals for bet365 to provide the bet365 Sportsbook Lounge Services, within a reasonable time period following notice by bet365 in writing, provided that such notice shall be delivered prior to the twelve (12) month anniversary of the Go-Live Date, (a) the hardware, software and trading services for the betting services, including ancillary devices (e.g., self-service betting kiosks and over-the-counter terminals) thereto, provided in the Sportsbook Lounge (the “Sportsbook Lounge Betting Platform”) shall be transitioned, as directed by bet365 in compliance with applicable Law, to a bet365 product and bet365 shall commence the bet365 Sportsbook Lounge Services with the primary goal of the Parties providing a unified bet365 Online Sportsbook and Sportsbook Lounge, and (b) bet365 shall rebrand the Sportsbook Lounge with a bet365 Brand (collectively, the “Sportsbook Lounge Transition”).

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

3.1.3    The costs for the design, build-out and fit-out of the Sportsbook Lounge (the “Lounge Buildout Costs”) and, prior to the Sportsbook Lounge Transition, all Costs related to the Sportsbook Lounge shall be paid by Empire (the “Lounge Operational Costs”). Upon the earlier of (a) the Go-Live Date of the bet365 Online Sportsbook, and (b) the date of the Sportsbook Lounge Transition, bet365 shall reimburse Empire for an amount equal to: (1) all reasonable and verifiable Lounge Buildout Costs; provided that bet365 shall not be obligated to reimburse Empire: (i) Lounge Buildout Costs in excess of [***] (excluding any costs associated with the Sportsbook Lounge Betting Platform), or (ii) any costs associated with development, build-out or construction of any areas of the Catskill Casino other than the Sportsbook Lounge, including any ancillary developments to accommodate the Sportsbook Lounge (i.e., moving a washroom in closer proximity to the Sportsbook Lounge); (2) plus all Lounge Operational Costs prior to such date; and (3) minus an amount equal to all the Sportsbook Lounge GGR less the applicable Gaming Taxes paid on such Sportsbook Lounge GGR prior such date; provided, however, if such amount is a negative number (i.e., (3) exceeds (1) plus (2) above), then such excess shall be treated as Revenue for purposes of this Agreement and shall be paid in accordance with Section 12.3 on the Sportsbook Lounge Transition (the aggregate amount, if any, bet365 is obligated to reimburse Empire, the “Reimbursed Lounge Costs”).
3.1.4    Following the Sportsbook Lounge Transition, (a) all reasonable and verifiable costs incurred by bet365 associated with the bet365 Sportsbook Lounge Services shall be deemed Costs, (b) all Empire Operational Costs shall be deemed Costs; and (c) all Sportsbook Lounge GGR shall be deemed Revenue.
3.2    Online Sportsbook Offering Right.
3.2.1    If during the Term a NY Gaming Law is enacted allowing the offering of an Online Sportsbook, then bet365 shall manage, control and administer, utilizing the Operating License, an Online Sportsbook, subject to the terms of this Agreement.
3.2.2    The bet365 Online Sportsbook shall be solely offered under the bet365 Brand and all bet365 Domain Names shall include such bet365 Brand. Notwithstanding the foregoing, if and as required by the NY Gaming Law, the bet365 Online Sportsbook shall include the Empire Brand (subject to the terms of the license set forth in Section 13.1(a)) or any other notice or disclosure indicating that the bet365 Online Sportsbook is utilizing the Operating License.
3.2.3    To the extent the NY Gaming Law requires the bet365 Online Sportsbook to: (a) be co-branded with the Empire Brand (including as part of the bet365 Domain Names), then the Parties shall discuss in good faith a co-branding arrangement (provided, bet365 shall otherwise manage, control and administer all aspects of the bet365 Online Sportsbook as contemplated in this Agreement) and bet365 shall be entitled to utilize the Empire Brand pursuant to Section 13.1(b) and (c) in order to comply with such Laws and the Parties shall work in good faith with the applicable Gaming Authority to minimize the impact on bet365 as a result of such co-branding (e.g., the Empire Brand shall be included as a second level domain name (after a “/” within the bet365 Domain Name)); or (b) be solely branded under an Empire Brand, then bet365 shall be entitled to utilize the Empire Brand pursuant to Section 13.1 to brand its Online Gaming Platform with the Empire Brand, but otherwise manage, control and administer the bet365 Online Sportsbook as contemplated

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

in this Agreement (in the case of either (a) or (b), a “Co-Branding”). If the NY Gaming Law is subsequently amended to no longer require such Co-Branding, the bet365 Online Sportsbook shall be offered solely under a bet365 Brand, and bet365’s non-exclusive license and right to utilize the Empire Brand for Co-Branding pursuant to Section 13.1 shall immediately and automatically terminate. For clarity, use of the Empire Brand for Co-Branding and to comply with this Section 3.2.3 shall not be an “Empire Branded Online Sportsbook” for purposes of this Agreement.
3.3    Multiple Skins.
3.3.1    To the extent NY allows for more than one Skin for an Online Sportsbook and Empire desires to offer Additional Skins on the Operating License, Empire shall consult in good faith with bet365 prior to offering such Additional Skins; provided, the ultimate decision to allow Additional Skins on the Operating License shall ultimately be made by Empire, provided (a) if such Additional Skin is added to the Operating License prior to the [***] anniversary of the enactment of the NY Gaming Law permitting an Online Sportsbook, then such decision must be approved by a majority of the independent members of Empire’s board of directors and (b) if such Additional Skin is added to the Operating License after the [***] anniversary of the enactment of the NY Gaming Law permitting an Online Sportsbook, then such decision must be approved by the Committee.
3.3.2    If such Additional Skin is to be operated under an Empire Brand (an “Empire Branded Online Sportsbook”), then bet365 shall configure, pursuant to this Section 3.3.2, its Online Gaming Platform with the Empire Brand, but otherwise bet365 shall manage, control and administer the Empire Branded Online Sportsbook as contemplated in this Agreement. As soon as practicable after a decision has been made to operate an Empire Branded Online Sportsbook, the Parties shall mutually agree on the look and feel of the Empire Brand (i.e., color and logos) within the Empire Branded Gaming Service. It is acknowledged that Empire shall at all times retain editorial control over the look and feel (i.e., color and logos) of the Empire Brand and/or other intellectual property owned or licensed by a member of the Empire Group regarding the Empire Branded Online Sportsbook; provided, in no event shall bet365 be obligated to modify the features, functionality or structure of or otherwise make departures from its existing user interface or user experience that are material or will result in material costs to bet365. Subject to changes requested by Empire pursuant to this Section 3.3.2, the Empire Branded Online Sportsbook shall, at all times, be no worse in terms of pricing, promotions, features, functions and availability as compared to the bet365 Online Sportsbook; provided, the Parties shall agree in advance on any third party costs that will be incurred in order to comply with such parity. In addition, bet365 shall tailor consumer facing operations (i.e. customer services) to identify the Empire Branded Online Sportsbook to its Players as operating under the Empire Brand. All costs and revenue associated with the Empire Branded Online Sportsbook shall be deemed Costs and Revenue, as applicable, under this Agreement except in relation to marketing Costs, which such amount shall be capped at, and bet365 is only obligated to spend, [***]% of the annual gross gaming revenue generated by the Empire Branded Online Sportsbook less Player Incentives applicable to the Empire Branded Gaming Service on marketing and promotion (including Player Incentives) of the Empire Branded Online Sportsbook. Other than as specifically permitted by this Agreement, during the Term, Empire and the Operator shall not, directly or indirectly through any officer, director, employee, agent,

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

owner, Affiliate or otherwise, in each case acting on behalf of Empire or the Operator, offer, or enter into any arrangement or agreement with a Third Party for offering of, an Online Sportsbook in NY, including the licensing of any Empire Brand in connection with an Online Sportsbook.
3.3.3    In the event that Empire offers an Additional Skin in accordance with Section 3.3.1 other than in connection with a transaction pursuant to which a Third Party operator of land-based gaming facilities, Retail Sports Betting and/or Online Gaming Services (i) makes a capital investment in Empire and (ii) shall, upon the closing of the transaction, assume management control over all the gaming operations of the Catskills Casino (such transaction, a “Strategic Capital Investment”), all consideration paid to Empire for such Additional Skin, including any upfront access fee, capital investment in Empire, profit share or reimbursement of expenses, shall be considered Revenue for purposes of this Agreement. If such offer of an Additional Skin occurs prior to the Sportsbook Lounge Transition or the Go-Live Date, such consideration paid to Empire shall be held by Empire and applied in the first month following the Sportsbook Lounge Transition or the Go-Live Date.
3.3.4    In the event that Empire offers an Additional Skin in accordance with Section 3.3.1 in connection with a Strategic Capital Investment, all consideration paid to Empire for such Additional Skin, including any upfront access fee, profit share or reimbursement of expenses, but excluding any capital investment in Empire, shall be considered Revenue for purposes of this Agreement; provided, however, that (i) other than if approved by the Oversight Committee, if applicable, any profit share shall be equal to or exceed the Minimum NRG Threshold and bet365 shall be entitled to receive the NGR Shortfall Distribution pursuant to Section 12.3.7 to the extent the Minimum NGR Threshold is not satisfied; (ii) an amount equal to the Minimum Access Threshold for a Strategic Capital Investment shall always be attributable and be considered Revenue for purposes of this Agreement and shall be paid in accordance with Section 12.3 (the “Strategic Investment Access Fee”) or, (ii) if such Strategic Capital Investment occurs prior to the Sportsbook Lounge Transition or the Go-Live Date, shall be held by Empire and applied in the first month following the Sportsbook Lounge Transition or the Go-Live Date. To the extent the Strategic Capital Investment is Equity Securities and not cash, then an amount, based on the fair market value of such Equity Securities, equal to Strategic Investment Access Fee shall be paid to bet365 pursuant to Section 12.3.8 (the “Capital Investment Catch-up”). The fair market value of such Equity Securities for purpose of this Section shall be equal to the 30-Day VWAP for such Equity Securities or, if no 30-Day VWAP is reported, the fair market value agreed to by Empire and the Third Party in such Strategic Capital Investment.
3.3.5    To the extent the consideration paid by such operator of the Additional Skin includes providing access to another jurisdiction within the USA for the offering of an Online Gaming Service, such access, at the request of bet365, shall be for the benefit of bet365 and Empire and branded with a bet365 Brand (unless bet365 elects to have the offering branded with an Empire Brand), and if such election is made, the Parties shall pursue such other jurisdiction based on an arrangement and commercial terms negotiated by the Parties in good faith, which shall be substantially similar to the arrangement and commercial terms set forth in this Agreement. If bet365 elects not to jointly pursue such jurisdiction, and any member of the Empire Group desires to offer an Online Gaming Service in such jurisdiction, then bet365 shall have the option of providing the

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

bet365’s Online Gaming Platform to the Empire Group for purpose of such Online Gaming Service and, in such case, such Online Gaming Service shall be treated the same as Empire Branded Online Sportsbook and the net proceeds received by the applicable member of the Empire Group in connection therewith shall be deemed to be Revenue for the purposes of this Agreement, and all expenses incurred in connection with such Online Gaming Service incurred by bet365 and the applicable member of the Empire Group shall be Costs consistent with the terms, conditions and limitations set forth in this Agreement. If bet365 elects not to provide the bet365’s Online Gaming Platform to the Empire Group for purpose of such Online Gaming Service, the net proceeds received by the applicable member of the Empire Group in connection therewith shall not be deemed to be Revenue for the purposes of this Agreement, and expenses incurred in connection with such Online Gaming Service incurred by the applicable member of the Empire Group shall not be Costs for purposes hereunder.
3.4    Online Casino/Online Poker. If during the Term a NY Gaming Law is enacted allowing the offering of Online Casino/Table Games and/or Online Poker, then the Parties shall work in good faith, providing each other reasonable assistance in order for bet365 to manage, control and administer, utilizing the Operating License, such Online Gaming Services, subject to the terms of this Agreement. Such efforts and reasonable assistance (a) may include, in the case of Empire, contracting directly with Third Party providers and (b) in the case of Online Poker, shall be based on the Parties discussions regarding both the costs of integrating a Third Party poker product into bet365’s Online Gaming Platform and the commercial viability of Online Poker in NY. To the extent bet365 uses such good faith efforts, but is nevertheless unsuccessful in launching Casino/Table Games and/or Online Poker in NY, such failure shall not constitute a breach of this Agreement and, if permitted by the NY Gaming Law, Empire shall be entitled to utilize any Skins associated with such Online Casino/Table Games or Online Poker with a Third Party, the net proceeds received by the applicable member of the Empire Group in connection therewith shall not be deemed to be Revenue for the purposes of this Agreement. bet365 shall notify Empire as promptly as practicable after enactment of the NY Gaming Law related to the Online Casino/Table Games and/or Online Poker, as applicable, that it intends to launch the bet365 Online Casino/Table Games and/or bet365 Online Poker, as applicable, provided in no event shall such notice be provided later than within sixty (60) days of enactment of the Gaming Regulations of Online Casino/Table Games and/or Online Poker, as applicable.
3.4.1    The bet365 Online Casino/Table Games and bet365 Online Poker shall be solely offered under the bet365 Brand and all bet365 Domain Names shall include such bet365 Brand. Notwithstanding the foregoing, if and as required by the NY Gaming Law, the bet365 Online Casino/Table Games and bet365 Online Poker shall include the Empire Brand or any other notice or disclosure indicating that the bet365 Online Casino/Table Games and bet365 Online Poker, as applicable, is utilizing the Operating License.
3.4.2    To the extent the NY Gaming Law requires the bet365 Online Casino/Table Games and/or bet365 Online Poker to: (a) be co-branded with the Empire Brand (including as part of the bet365 Domain Names), then the Parties shall discuss in good faith a co-branding arrangement (provided, bet365 shall otherwise manage, control and administer all aspects of the bet365 Online Casino/Table Games and/or bet365 Online Poker as contemplated in this Agreement)

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

and bet365 shall be entitled to utilize the Empire Brand pursuant to Section 13.1 in order to comply with such Laws and the Parties shall work in good faith with the applicable Gaming Authority to minimize the impact on bet365 as a result of such co-branding (e.g., the Empire Brand shall be included as a second level domain name (after a “/” within the bet365 Domain Name)); or (b) be solely branded under an Empire Brand, then bet365 shall be entitled to utilize the Empire Brand pursuant to Section 13.1 to brand its Online Gaming Platform with the Empire Brand, but otherwise manage, control and administer the bet365 Online Casino/Table Games and/or bet365 Online Poker as contemplated in this Agreement. If the NY Gaming Law is subsequently amended to no longer require such Co-Branding, the bet365 Online Casino/Table Games and/or bet365 Online Poker, as applicable, shall be offered solely under a bet365 Brand, and bet365’s non-exclusive license and right to utilize the Empire Brand for co-branding pursuant to this Section 3.4.3 shall immediately and automatically terminate with respect to the applicable bet365 Gaming Service.
3.4.3    To the extent an Empire Branded Online Sportsbook is offered in NY pursuant to Section 3.2.2 and bet365 is offering bet365 Online Casino/Table Games and/or bet365 Online Poker, then, at Empire’s request and subject to any relevant Third Party provider approval, such Empire Branded Online Sportsbook shall be configured to also include, as applicable, Online Casino/Table Games and/or Online Poker, which shall be managed, controlled and administered by bet365 under the Empire Brand as contemplated in Section 3.2.2 and, other than as specifically permitted by this Agreement, during the Term, Empire and the Operator shall not, directly or indirectly through any officer, director, employee, agent, owner, Affiliate or otherwise, in each case acting on behalf of Empire or the Operator, offer, or enter into any arrangement or agreement with a Third Party for offering of, Online Casino/Table Games and/or Online Poker in NY, including the licensing of any Empire Brand in connection with such Online Casino/Table Games and/or Online Poker. To the extent bet365 uses such good faith efforts, but is nevertheless unsuccessful in launching Casino/Table Games and/or Online Poker for whatever reason, Empire shall be free to contract with any Third Party for such Online Casino/Table Games and/or Online Poker that is not being offered by bet365 in NY.
3.5    Operator Joinder. If, pursuant to the NY Gaming Law, Empire cannot obtain the Operating License for the Sportsbook Lounge, Online Sportsbook, Online Casino/Table Games or Online Poker, but another Affiliate of Empire can obtain such Operating License (i.e., Montreign), such Affiliate that obtains (or can obtain) the Operating License shall be the Operator for purposes of this Agreement and Empire shall cause such Affiliate to execute a joinder to this Agreement agreeing to be bound by all obligations applicable to the holder of the Operating License hereunder (and any reference in this Agreement to Operator shall be deemed to be a reference to such applicable Affiliate, unless the context requires otherwise).
3.6    Gaming Approvals for Sportsbook.
3.6.1    In the event a NY Gaming Law permitting Retail Sports Betting and/or an Online Sportsbook is enacted during the Term and, as a result of the enactment of such Law, bet365 will offer the bet365 Sportsbook Lounge Services pursuant to Section 5.1 and/or an Online Sportsbook pursuant to Section 3.2, each Transaction Party agrees to (or cause its appropriate Affiliate to) use commercially reasonable efforts to obtain all Governmental Approvals necessary

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

to consummate the transactions contemplated herein as soon as practicable following the enactment and effectiveness of such NY Gaming Law, including cooperating with all Governmental Entities in a timely fashion, complying with all filing deadlines and any requests of a Governmental Entity and, provided such application is consistent with the form applications required as of the Effective Date in connection with obtaining Gaming Approvals in NY, filing an initial application for each such Governmental Approval within 75 days following the first date that the NY Gaming Authorities formally accept applications for an Online Sportsbook under the NY Gaming. In connection therewith, the Parties shall work together to identify issues, if any and as applicable, which could affect the granting (or timing thereof) of any Gaming Approvals, including the Operating License or Service License. To the extent either Transaction Party identifies any such issues regarding the other Transaction Party or itself, a notice will be provided to the other Transaction Party. Upon the request of bet365, Empire shall, and shall cause the Operator to, use commercially reasonable efforts in assisting and helping bet365 in connection with securing such Gaming Approvals, including consulting with the relevant Gaming Authority.
3.6.2    To the extent permitted by Law, each Transaction Party shall within five (5) Business Days provide the other Transaction Party with any notice, correspondence or other information received in connection with any Gaming Authority or Governmental Entity that reasonably could have a material adverse impact on the offering of Retail Sports Betting or an Online Sportsbook in NY. Each Transaction Party shall provide to the other Transaction Party copies of all Gaming Approvals received by it in connection with consummating the actions required by this Article 3 promptly after receipt thereof.
3.7    Gaming Approvals for Online Casino/Table Games and Online Poker.
3.7.1    In the event a NY Gaming Law permitting Online Casino/Table Games and Online Poker is enacted during the Term and, as a result of the enactment of such Law but subject always to Section 3.4, bet365 elects to offer Online Casino/Table Games or Online Poker, each Transaction Party agrees to (or cause its appropriate Affiliate to) use commercially reasonable efforts to obtain all Governmental Approvals necessary to consummate the transactions contemplated herein as soon as practicable following the enactment and effectiveness of such NY Gaming Law, including cooperating with all Governmental Entities in a timely fashion and complying with all filing deadlines and any requests of a Governmental Entity and, provided such application is consistent with the form applications required as of the Effective Date in connection with obtaining Gaming Approvals in NY, filing an initial application for each such Governmental Approval within 75 days following the first date that the NY Gaming Authorities formally accept applications for Online Casino/Table Games or Online Poker, as applicable, under the NY Gaming. In connection therewith, the Parties shall work together to identify issues, if any and as applicable, which could affect the granting (or timing thereof) of any Gaming Approvals, including the Operating License or Service License. To the extent either Transaction Party identifies any such issues regarding the other Transaction Party or itself, a notice will be provided to the other Transaction Party. Upon the request of bet365, Empire shall, and shall cause the Operator to, use commercially reasonable efforts in assisting and helping bet365 in connection with securing such Gaming Approvals, including consulting with the relevant Gaming Authority.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

3.7.2    To the extent permitted by Law, each Transaction Party shall within five (5) Business Days provide the other Transaction Party with any notice, correspondence or other information received in connection with any Gaming Authority or Governmental Entity that reasonably could have a material adverse impact on the offering of Online Casino/Table Games or Online Poker in NY. Each Transaction Party shall provide to the other Transaction Party copies of all Gaming Approvals received by it in connection with consummating the actions required by this Article 3 promptly after receipt thereof.
ARTICLE 4
OVERSIGHT COMMITTEE
4.1    Establishment; Powers. The Parties shall form a committee of representatives from each Party to approve certain actions relating to this Agreement and the relationship between the Parties (this committee is referred to as the “Committee” and the individuals appointed to the Committee are referred to as the “OC Members”). The Committee agrees once it has sufficient information regarding the requirements of the NY Gaming Law, including applicable Gaming Regulations, to adopt an annual plan covering intended product developments for the Sportsbook Lounge or bet365 Gaming Service, as applicable (each, as adopted, an “Approved Plan”). Additionally, no Transaction Party shall take any of the following actions except if approved by the Committee:
4.1.1    entry into any transaction relating to the Sportsbook Lounge, the Online Sportsbook, Online Casino/Table Games or Online Poker with Affiliates of a Transaction Party that are not on arms’ length terms;
4.1.2    transfers or assignments of rights or obligations under this Agreement except as contemplated by Section 18.3;
4.1.3    following the date upon which the Unrecouped Investment Costs have been reduced to zero, the incurrence of Costs that deviate from the amount incurred for such Costs in the previous year (i) by 25% for bet365 Labor Costs or Empire Labor Costs, as applicable, and (ii) by 25% for bet365 Marketing Costs or Empire Marketing Costs, as applicable, in each case unless such Costs (x) were not within the control of the Parties, including Emergency Expenditures, (y) resulted from modifications to the NY Gaming Law, or (z) were anticipated to be incurred in any previously Approved Plan.
4.1.4    the execution, termination or amendment of material contracts related to the Sportsbook Lounge or bet365 Gaming Service that are entered into outside of the ordinary course of business and that could reasonably be expected to have a material impact on Revenues or Costs;
4.1.5    the initiation, response to, or settling of material litigation with respect to the Sportsbook Lounge or bet365 Gaming Service that could reasonably be expected to materially increase Costs;

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

4.1.6    a change in the branding of the Sportsbook Lounge or bet365 Gaming Service;
4.1.7    the approval of an Additional Skin pursuant to Section 3.3.1(b); and
4.1.8    any other material matters agreed to by the Parties, in writing, to be resolved by the Committee.
4.2    Pro Rata Share and Percentage Threshold. The Committee shall have the right to review, analyze and amend the definition of “Pro Rata Share” and the scope of the bet365 Operational Costs to which it applies upon (a) the mutual agreement of the Parties, and (b) once every two (2) years following the Go-Live Date. Additionally, the Committee shall have the right to review, analyze and amend the percentage threshold for each of the applicable Cost’s deviation set forth in Section 4.1.2 upon (i) the mutual agreement of the Parties, and (ii) once every two (2) years following the reduction of the Unrecouped Investment Costs to zero.
4.3    Appointment of OC Members. The number of OC Members shall be determined by the Committee from time to time, but shall all times be an even number and shall initially be four (4). bet365 shall be entitled to appoint two (2) OC Members (each, a “bet365 OC Member”), and Empire shall be entitled to appoint two (2) OC Members (each, an “Empire OC Member”). Each OC Member shall (i) be deemed a Representative of such Party for purposes of Section 14.1, and (ii) hold office until his or her successor shall have been appointed or until his or her earlier death, resignation or removal. Further in the event of (a) a Change of Control of Empire or the Operator to a Highly Competitive Business or Competitive Business, the OC Member appointed by Empire shall be an independent Third Party or (b) a Change of Control of bet365 to a Highly Competitive Business or Competitive Business, the OC Member appointed by bet365 shall be an independent Third Party.
4.4    Vacancies. In the event of a vacancy in the office of any bet365 OC Member, a successor shall be appointed to hold office by bet365. In the event of a vacancy in the office of any Empire OC Member, a successor shall be appointed to hold office by Empire. In the event of an increase in the number of OC Members, each of bet365 and Empire shall be entitled to appoint an equal number of such new OC Members, who shall each be deemed a bet365 OC Member or Empire OC Member, as applicable. An OC Member so appointed shall hold office until his or her successor is duly appointed or until his earlier death, resignation or removal.
4.5    Removal. An OC Member may be removed at any time upon delivery of a written instruction to the Committee by the Party appointing such OC Member; provided, however, that, (a) if an OC Member is deemed an Unsuitable Person, such OC Member shall be immediately removed and (b) in all cases, the vacancy of any OC Membership resulting from any OC Member so removed shall be filled in accordance with Section 4.3.
4.6    Resignation. An OC Member may resign at any time by giving written notice to that effect to the Committee. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any vacancy

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

caused by any such resignation or by the death of any OC Member or any vacancy for any other reason shall be filled as provided in Section 4.3, and any OC Member so elected to fill any such vacancy shall hold office until his successor is appointed or until his earlier death, resignation or removal.
4.7    Meetings of the Committee. The Committee shall meet at such time and at such place as the Committee may designate. Meetings of the Committee shall be held on the call of either Party upon at least 24 hours written notice to the OC Members, or upon such shorter notice as may be approved by all of the OC Members. Any OC Member may waive such notice. A record shall be maintained of each meeting of the Committee. Reasonable efforts shall be made to hold Committee meeting during business hours in New York.
4.8    Conduct of Meetings. Any meeting of the Committee may be held in person and by means of a conference, telephone or similar communication equipment by means of which all OC Members and other individuals participating in the meeting can hear each other, and such telephone or similar participation in a meeting shall constitute presence in person at the meeting.
4.9    Quorum. One bet365 OC Member and one Empire OC Member then in office present in person shall constitute a quorum of the Committee for purposes of conducting business. At all times when the Committee is conducting business at a meeting of the Committee, a quorum of the Committee must be present at such meeting. If a quorum shall not be present at any meeting of the Committee, then the OC Members present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
4.10    Voting. Any decisions to be made by the Committee must be approved by the affirmative vote of at least one bet365 OC Member and one Empire OC Member then in office entitled to vote on the subject matter thereof. Each OC Member shall be entitled to one vote per issue presented at any duly convened meeting.
4.11    Proxies. For purposes of determining a quorum with respect to a particular proposal, and for purposes of casting a vote for or against a particular proposal, an OC Member may be deemed to be present at a meeting and to vote if the OC Member has granted a written proxy (which shall include email) to another OC Member or another Person selected by such OC Member and employed by the Party approving such OC Member who is present at the meeting, authorizing the other OC Member or Person to attend and cast any vote at the meeting.
4.12    Attendance and Waiver of Notice. Attendance of an OC Member at any meeting shall constitute a waiver of notice of such meeting, except where an OC Member attends a meeting for the express purpose of objecting to the transaction of any business at such meeting on the grounds that the meeting is not called or convened in accordance with the terms of this Agreement. Neither the business to be transacted at, nor the purpose of, any meeting of the Committee need be specified in the notice or waiver of notice of such meeting.
4.13    Actions Without a Meeting. Notwithstanding any provision contained in this Agreement, any action of the Committee may be taken by written consent without a meeting. Any such action taken by the Committee without a meeting shall be effective only if the written consent

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

or consents are in writing, set forth the action so taken, and are signed by the requisite number of OC Members necessary to approve the action so taken.
4.14    Compensation of OC Members. Unless approved by the Committee, the OC Members shall not be entitled to compensation, or any cost reimbursement, for serving on the Committee.
4.15    Deadlocks. The OC Members recognize that their respective opinions may from time to time differ with respect to matters presented to the Committee, and further recognize that the OC Members may from time to time be unable to act because of a Deadlock. In the event of a Deadlock, each Party may request a meeting between senior executives of Empire and bet365 with the power and authority to resolve such Deadlock. Within five (5) days of such request, such senior executive shall meet either in person or by telephone or similar communication equipment to discuss and work in good faith to resolve such Deadlock. A “Deadlock” shall be deemed to exist if (i) during any 30-day period on three or more occasions, the Committee (1) fails to pass a resolution by the requisite vote required by this Agreement for or against a particular action that has been discussed and presented for resolution by the Committee, (2) the OC Members fails to hold a meeting (after proper notice and calling thereof) for approval of the same action, due to a lack of a quorum; provided that if one of the Party’s respective OC Members have caused such a failure to hold a meeting on two (2) or more consecutive occasions, such Party may not request a meeting of the senior executives in accordance with this Section 4.1.7(h) or (3) a combination thereof.
ARTICLE 5
SPORTSBOOK ADMINISTRATION
5.1    Administration of Sportsbook Lounge. Subject to any limitations imposed by applicable Gaming Laws and except as specifically set forth in this Agreement, following the Sportsbook Lounge Transition, the Sportsbook Lounge shall be operated under a bet365 Brand and bet365 shall (a) design and manage the Sportsbook Lounge Betting Platform including, updating, replacing and maintaining the bet365 Equipment associated with such Sportsbook Lounge Betting Platform from time to time, (b) provide trading, odd and price setting, data feeds, business intelligence and otherwise manage the Sportsbook Lounge risk, (c) advisory services regarding marketing the Sportsbook Lounge within the Catskills Casino, and (d) determining, where appropriate, inclusion of the Sportsbook Lounge within marketing of the bet365 Gaming Service (the “bet365 Sportsbook Lounge Services”). Notwithstanding such Sportsbook Lounge Transition to bet365, the Operator shall remain responsible for the day-to-day operations of the Sportsbook Lounge, including (i) any marketing of the Sportsbook Lounge other than in connection with the bet365 Gaming Service, (ii) hiring, training, supervising, discharging and establishing the policies and other terms of employment of all personnel as may be reasonably required for such operations, (iii) compliance with applicable NY Gaming Law, providing cashier obligations, including processing Retail Sports Betting, carrying out checks to verify the age and whether any Sportsbook Lounge bettor is excluded from play (including self-exclusion) and defending and settling any disputes of Sportsbook Lounge bettors, (iv) managing, in compliance with applicable Law, any complimentaries awarded to Sportsbook Lounge bettors; (v) subject to normal wear and tear, maintaining, repairing and generally keeping the Sportsbook Lounge clean and in good working

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

order, (vi) providing appropriate security and surveillance for the Sportsbook Lounge, including the hiring and supervision of security personnel, subject to applicable Law, (vii) arrange for cable or satellite television package, including premium sports content, (viii) providing food and beverage service to the Sportsbook Lounge and (ix) promptly providing bet365 with all information, reports and data as required by this Agreement (the “Empire Sportsbook Lounge Services”).
5.2    Administration of bet365 Gaming Service.
5.2.1    Subject to any limitations imposed by applicable Gaming Laws and except as specifically set forth in this Agreement, bet365 shall manage, administer and control all aspects of the bet365 Gaming Service, including (a) the development, operation, enhancements, upgrades, updates, fixes, additions, substitutions and replacements of all or any component thereof; (b) updating, replacing and maintaining the bet365 Equipment associated with the bet365 Gaming Service; (c) providing and maintaining any websites, mobile applications, and domain names; (d) determining the features and functionality associated with the bet365 Gaming Service; (e) marketing and promotion of the bet365 Gaming Service; (f) day-to-day management of the bet365 Players, including Verification Checks, fraud monitoring and control; (g) management of Player Incentives and Player-Related Costs; (h) customer service functions, including prompt resolution of any bet365 Player disputes; (i) providing the payment processing system and services appurtenant thereto, including payment of all bet365 Player withdrawals; (j) promptly providing to Empire all information, reports and data necessary for Empire to timely comply with all Gaming Laws and other Laws applicable to Empire or respond to any inquiries or investigations by Gaming Authorities in relation to the bet365 Gaming Service; and (k) except for the Empire Obligations, any other required function or service reasonably required or necessary to deliver or operate the bet365 Gaming Service in a manner consistent with generally accepted industry practices (the “bet365 Online Obligations”). bet365 shall comply with applicable Laws, including all applicable Gaming Laws, in performing such bet365 Obligations and shall in good faith consider all reasonable input of Empire with respect to the bet365 Online Obligations.
5.2.2    bet365 will perform (or procure that a Third Party performs) the bet365 Obligations, including all network administration, application operations and technical and software support (including error corrections) and Enhancements for the bet365 Gaming Service and its Online Gaming Platform and ongoing maintenance, service and support for the bet365 Equipment in accordance with industry standards and the practices bet365 generally uses within its other online gaming businesses, all in accordance with applicable Gaming Laws. Subject to applicable Gaming Laws, bet365 will make commercially reasonable provision for backup and disaster recovery of the applicable bet365 Gaming Service. Notwithstanding the foregoing, Operator shall be responsible for providing those services to bet365 that are required to be performed by the holder of the Operating License under the NY Gaming Law.
5.2.3    bet365 shall use commercially reasonable efforts to cause (a) the Go-Live Dates for the applicable bet365 Gaming Service as soon as possible after the Market Opening Date and (b) the bet365 Gaming Service to be competitive within NY.
5.3    Subcontractors. Notwithstanding anything to the contrary in this Agreement, and subject to NY Gaming Law, bet365 shall be entitled to use contractors or subcontractors to perform

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

or assist with the bet365 Sportsbook Lounge Services and bet365 Online Obligations (each, a “Subcontractor”); provided, that bet365 (a) obtains the prior written consent of Empire, which shall not be unreasonably withheld, conditioned or delayed and may only be conditioned on reasonable concerns about compliance with applicable Gaming Laws or that such subcontractor is an Unsuitable Person and (b) shall remain primarily liable under all applicable provisions of this Agreement.
5.4    Domain Names. bet365 will acquire, set up and maintain registration of the domain names (or designate an existing domain name or names that bet365 or one of its Affiliates already own) for use with the offering of the bet365 Gaming Service (collectively, the “bet365 Domain Names”). To the extent applicable, Empire will acquire, set up and maintain registration of the domain names (or designate an existing domain name or names that Empire or one of its Affiliates already own) for use with the offering of the Empire Branded Online Sportsbook (collectively, the “Empire Domain Names”).
5.5    NY Provisioning. bet365 shall employ commercially reasonable testing methods to verify the operation of the bet365 Gaming Service, including any such methods mandated under applicable Gaming Laws. The Parties intend that the bet365 Gaming Service shall be developed or adapted and have satisfactorily passed any testing so as to conform to the requirements and specifications mandated by the NY Gaming Law.
5.6    Empire Compliance Services.
5.6.1    Solely to the extent required under the NY Gaming Law, the Operator will provide bet365 with, and be responsible for the regulatory oversight and services set forth in Schedule B hereto (the “Compliance Services”). Upon enactment of a NY Gaming Law, the Parties shall modify and amend the Compliance Services set forth on Schedule B to be in compliance with applicable Laws, including the NY Gaming Law. Notwithstanding the foregoing, if permitted by applicable Law, bet365 shall have the right to request that it assume any Compliance Service, and the Operator shall utilize its commercially reasonable judgment, taking into account all legal and regulatory risks, in determining whether to grant such consent. If such consent is granted, the Operator shall cooperate in the transition of such Compliance Service.
5.6.2    Empire, or if applicable the Operator, shall designate or hire a senior executive dedicated to ensuring provisioning of the Compliance Services and to manage the relationship the Gaming Authority regarding the Sportsbook Lounge and bet365 Gaming Service, the sports leagues (if necessary or appropriate) and be the primary point of contact for bet365 with respect to its rights and obligations under this Agreement (the “Dedicated Empire Executive”).
5.7    Insurance.
5.7.1    Each of bet365 and the Operator shall be covered by insurance that covers claims which may arise out of or result from the operations or performance under this Agreement by such Transaction Party, whether such operations or performance be by such Transaction Party, its Affiliates or by any Subcontractor directly or indirectly employed by it, or for whose acts any of them may be liable.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

5.7.2    In addition, Empire shall, at all times, keep and maintain (or cause Montreign to keep and maintain) in full force and effect customary and industry standard insurance policies and coverages (including public liability insurance) for a land based casino, which policies shall cover the Sportsbook Lounge, updated from time to time during the Term.
5.7.3    For all policies, the insurance coverage shall be primary and not contributory. All general liability insurance shall be written on an ISO “on occurrence” form. bet365 and the Operator shall each deliver to the other upon execution of this Agreement and again on the Sportsbook Lounge Transition and on the Go-Live Date a certificate or certificates of insurance evidencing satisfactory coverage. All insurance shall be carried by an insurer with an A.M. Best rating of A-VIII or better. Compliance with this insurance requirement or the setting of the minimum required levels of insurance shall in no way limit such Transaction Party’s liability or indemnity obligations under the Agreement to the amount of insurance required.
5.7.4    In the event of a casualty event with respect to the Sportsbook Lounge, the Parties shall discuss in good faith the use of the insurance proceeds received by the Operator in connection therewith (i.e., whether to reinvest such proceeds and restore the Sportsbook Lounge or include such proceeds as Revenue).
5.8    Empire Players Club. bet365 shall use commercially reasonable efforts to create, by the Go-Live Date, functionality within the bet365 Gaming Service to permit bet365 Players to provide details of their Empire Players Club membership number through the bet365 Gaming Service. For any Empire Players Club membership numbers captured by the bet365 Gaming Service, bet365 shall generate corresponding bet365 Player transactional reports which document bet365 Player activity through the bet365 Betting Service, and, at such frequency as determined by the Parties, provide such data to Empire for Empire to use independently to reward Players in accordance with the terms and conditions of the Empire Players Club program. The Parties shall use their commercially reasonable efforts in connection with such integration. Notwithstanding the foregoing, as bet365’s technological capabilities further develop in the USA, both Parties agree to review the concept of an automated system that allows for the sharing of bet365 Player data and rewards points between the bet365 Gaming Service and Empire, including the Empire Players Club.
ARTICLE 6
ADVOCACY
6.1    Advocacy Efforts. Immediately following the Effective Date, Empire and bet365 shall engage in advocacy efforts in NY and in doing so will: (a) work diligently in good faith to permit the transactions contemplated in this Agreement, including and specifically permitting an Online Sportsbook for a state-wide offering in NY, allowing only one branded Skin (and utilizing any Domain Name) that the holder of the Operating License elects, Gaming Taxes of [***]% of gross gaming revenue or less and no requirement for specific personnel to be located in NY; (b) promptly and regularly, keep the other Party informed of its efforts with respect to such advocacy efforts (unless such disclosure would violate any confidentiality agreement to which such Party or its Affiliates is subject); and (c) keep the other Party generally informed of its understanding of the status of legislative initiatives (including draft bills and legislation) that may give rise to a NY Gaming Law for an Online Sportsbook. Each Party acknowledges and agrees that (i) the other

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

Party shall, in its sole discretion, determine the amount of resources it devotes to the advocacy effort, including the amount of money it spends, and (ii) the success of the advocacy effort is uncertain, and that failure of the enactment of a NY Gaming Law permitting the Operator to obtain an Operating License or allow bet365 to offer its Online Sportsbook as contemplated herein shall not result in a breach of this Agreement. Each Party will provide assistance with respect to such advocacy efforts as reasonably requested by the other Party.
ARTICLE 7
REGULATORY COMPLIANCE
7.1    Privileged Licenses.
7.1.1    Each Transaction Party acknowledges that the other Transaction Party and its Affiliates conduct businesses that are subject to and exist because of privileged licenses issued by Gaming Authorities. Each Transaction Party acknowledges as well that such Gaming Authorities may revoke, suspend, limit or restrict any registrant, licensee or person found suitable for a Gaming Approval if associated with an Unsuitable Person or entity.
7.1.2    No Transaction Party, or, to the best of its knowledge, none of its Affiliates, is a Federally Prohibited Person or Gaming Prohibited Person (each as hereinafter defined), and each Transaction Party is in compliance with all applicable orders, rules, regulations, and recommendations of the Office of Foreign Assets Control of the U.S. Department of the Treasury and any Laws relating to terrorism or money laundering including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and regulations of the U.S. Treasury Department’s Office of Foreign Assets Control the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA PATRIOT Act”), and the Money Laundering Control Act (18 United States Code Sections 1956 and 1957). No Transaction Party will knowingly engage in a business relationship with a Federally Prohibited Person or Gaming Prohibited Person during the Term.
7.1.3    In connection with their respective responsibilities and obligations under this Agreement, bet365 and the Operator shall comply, and cause their respective subcontractors to comply, with all applicable Laws related to anti-corruption, anti-money laundering, and gaming (as applicable in the NY), including those governing the providing of incentives, inducements, kickbacks, gratuities or bribes, including the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. §§ 78dd-l, et seq.) which preclude giving, offering or agreeing to give anything of value to foreign government officials or holders of and candidates for public office or political parties, their families and agents, directly or indirectly, in connection with obtaining or maintaining contracts or orders or obtaining other benefits.
7.2    Gaming Compliance Modifications/Notification.
7.2.1    The Parties agree to work together in good faith to address any issue not contemplated by this Agreement or any of the Schedules, while preserving the transactions contemplated hereunder and thereunder, following enactment of a NY Gaming Law (or the Gaming Regulations in the case of Retail Sports Betting). Subject to the terms and conditions of this

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

Agreement and applicable Law, each of the Parties shall use their respective commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable under applicable Law to make effective the transactions contemplated by this Agreement.
7.2.2    Following enactment of a NY Gaming Law allowing the offering of an Online Sportsbook, Online Casino/Table Games and/or Online Poker, the Parties shall work together to monitor and assess such Law and any subsequent changes to such Law that affect the operation and promotion of the bet365 Gaming Service and will consult in good faith if any regulation or change in regulation materially affect the bet365 Gaming Service. To the extent that bet365 has a good faith concern that, as a result of unforeseen overly onerous provisions of the NY Gaming Law (provided that the requirement for in-person registration at multiple physical locations for an Online Sportsbook or multiple Skins will not be deemed to be an overly onerous provisions), it will not be commercially viable to operate the bet365 Gaming Service, then the Parties shall discuss in good faith and engage in advocacy efforts similar to those required by Article 6 to modify such NY Gaming Law. To the extent following such discussions or such advocacy efforts, if in bet365’s good faith opinion it will not be commercially viable to operate the bet365 Gaming Service, bet365 can terminate this Agreement pursuant to Section 16.2.4.
7.2.3    During the Term and following receipt of such Gaming Approval or other Governmental Approval, each Transaction Party shall maintain and preserve all of its Gaming Approvals and other Governmental Approvals required in order to undertake or facilitate its activities under this Agreement, including, as applicable, its Operating License and Service License, and at all times ensure compliance with all applicable Gaming Laws, including the NY Gaming Law.
7.2.4    During the Term and following receipt of the requisite Gaming Approvals, each Transaction Party shall inform the other Transaction Party within five (5) Business Days of receipt of any notice, correspondence or other information received by it or one of its Affiliates from such Gaming Authority or any other Governmental Entity, which reasonably could have a material adverse impact on maintaining such Gaming Approval. In addition, Empire shall inform bet365 within five (5) Business Days of receipt of any notice, correspondence or other information received by it or the Operator from any Gaming Authority or Governmental Entity in connection with the bet365 Gaming Service (including, for the avoidance of doubt, any such notice, correspondence or other information received in connection with the payment or imposition of Gaming Taxes).
7.2.5    No Transaction Party shall be in breach of this Agreement with respect to any action or omission if taken in order to comply with applicable Law, including the NY Gaming Law. In addition, no Transaction Party shall require the other to act in any way that would cause the other Transaction Party to be in breach of applicable Laws, including the NY Gaming Law.
7.2.6    bet365 and the Empire Group shall cooperate with any Governmental Entity that has proper jurisdiction over Retail Sports Betting or an Online Sportsbook under the NY Gaming Law, if there is any request for information or investigation in relation to such Online Sportsbook to the extent required by applicable Laws. In such event, the Party or its Affiliate that is subject to the request for information or investigation shall (providing that they are not bound by

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

a duty of confidentiality towards the Governmental Entity making such request or conducting such investigation) promptly give written notice to the other Party of such request or investigation, providing reasonable details.
7.2.7    The Transaction Party shall cooperate with any Governmental Entity that has proper jurisdiction over the Sportsbook Lounge or bet365 Gaming Service under the NY Gaming Law or otherwise, if there is any bona fide request for information or investigation in relation to the bet365 Gaming Service to the extent required by applicable Laws. In such event, the Transaction Party that is subject to the request for information or investigation shall (provided that they are not bound by a duty of confidentiality towards the Governmental Entity making such request or conducting such investigation) promptly give written notice to the other party of such request or investigation, providing reasonable details.
7.3    Compliance with Bribery Laws. In performing their obligations under this Agreement, no Transaction Party or any of its Affiliates shall engage in any activity, practice or conduct which would constitute a violation under any applicable Bribery Laws. Each Transaction Party and each of its Affiliates shall have in place during the Term reasonable procedures designed to prevent such party and its Affiliates from violating any Bribery Laws when engaging in activities in connection with this Agreement, including bribing another Person with the intention of obtaining or retaining business or an advantage in the conduct of business for itself or one of its Affiliates in violation of any Bribery Laws.
7.4    Online Gaming Verification. bet365 shall implement Verification Checks with respect to the bet365 Gaming Service that meet industry standards that are compliant with the NY Gaming Law.
7.4.1    bet365 shall develop, implement and maintain data security policies, protocols and systems, including firewalls, security patches, anti-virus software, and data encryption processes, designed to reasonably protect in accordance with industry standards all Customer Data and other data on the bet365 Gaming Service servers and systems against any data security breaches.
ARTICLE 8
FACILITIES
8.1    Equipment. To the extent the bet365 Equipment is required by the NY Gaming Law to be located within NY or if requested by bet365, the Operator agrees to provide space within the Catskill Casino, as applicable, to host bet365 Equipment necessary for operating the bet365 Gaming Service (the “Facility”). The cost of all improvements to all supporting systems, facilities, fixtures and other general infrastructure associated with the Facility (such as air conditioning and air filtering systems, fire protection and other environmental, health and safety systems, racks, electrical control panels and wiring, data and telecom lines with appropriate bandwidth, etc.), as well as expenses related to the ongoing servicing or supplying utilities (including, power, Internet connectivity and cooling) to the Facility (the “Facility Expenses”) shall be considered a Cost.
8.2    License. If required by Section 8.1, subject to compliance with all applicable Laws, the Operator hereby grants bet365 a non-exclusive license with respect to the Facility to (a) access

Confidential Treatment Requested by Empire Resorts, Inc.
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and occupy the Facility and (b) install, operate, maintain and repair any bet365 Equipment therein (the “Equipment Room License”). No additional charge or fee shall be due to the Operator for the Equipment Room License.
8.3    Equipment Room License Terms. As part of such Equipment Room License:
8.3.1    bet365 shall have, as appurtenant to the Equipment Room License, non-exclusive rights to access common walkways necessary for access to the Facility.
8.3.2    bet365 shall provide the Operator (and shall keep up to date) a list of the bet365’s employees, agents, subcontractors and contractors who will be entering the Facility on behalf of bet365 (“Authorized bet365 Personnel”).
8.3.3    During the Term, bet365 and its Authorized bet365 Personnel can (a) use the bet365 Equipment, (b) install, operate, maintain and repair any bet365 Equipment within the Facility, and (c) have non-exclusive rights to access the Facility 24 hours a day, seven days a week utilizing common walkways within Catskill Casino, as necessary for access to the Facility.
8.3.4    Authorized bet365 Personnel shall agree to adhere to the Operator’s reasonable policies regarding access to the Facility. Notwithstanding anything in this Section 8.3.4 to the contrary, bet365 may, free of charge, retain the bet365 Equipment in the Facility for up to 60 days after the expiration or earlier termination of this Agreement and retain access to the Facility by Authorized bet365 Personnel for the sole purpose of removing the bet365 Equipment. bet365’s access to the Facility for this purpose shall be subject to all of the terms and conditions of this Agreement.
8.3.5    The Facility shall be operated subject to security protocols designed to maintain the security of the Facility in accordance with both NY Gaming Law and the Operator’s standard practices and procedures for its facilities. To the extent permitted by the NY Gaming Law, bet365 shall be permitted to setup, maintain and operate a backup data center if it chooses to do so in its sole discretion, all expenses of which shall be considered a Cost. Notwithstanding anything to the contrary in this Agreement, subject to NY Gaming Law, bet365 may implement and maintain on bet365 Equipment such physical, technical and administrative safeguards in connection with the bet365 Gaming Service as it deems necessary, in bet365’s sole and absolute discretion, to restrict access to Customer Data only to those with authorized access by bet365.
ARTICLE 9
ACCOUNTS

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9.1    Player Accounts. Subject to the requirements of the NY Gaming Law, bet365 shall set-up and maintain the number, type, transfer and processing procedures (including process for disputed transfers), funds flow, ownership and other details with respect to the deposit accounts necessary to operate the bet365 Gaming Service consistent with the NY Gaming Law, including the creation of a bank account in accordance with the NY Gaming Law for Player’s deposits and withdraws (the “Player Accounts”).
9.2    Security Interest. In no event shall any Transaction Party grant any security interest, lien or encumbrance in any of its right, title and interest in the Player Accounts, including any credits or proceeds thereto and all monies, checks and other instruments held or deposited therein credits and proceeds thereto.
ARTICLE 10
REPORTS
10.1    Gaming Taxes. Subject to the requirements of applicable Law, the Parties shall discuss in good faith and mutually determine who shall be responsible for: (a) remitting all NY Gaming Taxes to the applicable NY Governmental Entity, and for submitting to the applicable NY Governmental Entity the reports related to the NY Gaming Tax owed in connection with the Sportsbook Lounge and the bet365 Gaming Service; (b) remitting all Federal Gaming Taxes to the applicable Governmental Entity, and for submitting to the applicable Governmental Entity the reports related to the Federal Gaming Tax owed in connection with the Sportsbook Lounge and the bet365 Gaming Service; and (c) accounting for the Player Withholding Taxes as required by applicable Law in connection with the Sportsbook Lounge and bet365 Gaming Service. The Parties shall work together in good faith to respond and address any request of a Governmental Entity regarding the Gaming Tax owed in connection with the Sportsbook Lounge or the bet365 Gaming Service.
10.2    Reporting. In furtherance of its obligations in this Agreement, but subject to its obligations as determined under Section 10.1, (a) the Operator shall comply with all applicable and material provisions of the Internal Revenue Code of 1986, as amended (the “Code”) and the applicable Tax Laws, including, if applicable, the prompt providing or filing, as applicable, of any CTRs, SARCs, W-2Gs, 1099 reports and any other forms, reports or information that may be required by the Code or under applicable Law with respect to the Sportsbook Lounge and the Retail Sports Betting conducted therein and (b) bet365 shall comply with all applicable and material provisions of the Code and the applicable Tax Laws, including, if applicable, the prompt providing or filing, as applicable, of any CTRs, SARCs, W-2Gs, 1099 reports and any other forms, reports or bet365 Player information that may be required by the Code or under applicable Law.
10.3    Books and Records. The Operator shall prepare and maintain (in accordance with its then-current accounting practices, systems and procedures) accurate and complete books of accounts relating to the operations of the Sportsbook Lounge. bet365 shall prepare and maintain (in accordance with its then-current accounting practices, systems and procedures) accurate and complete books of accounts relating to the operations of the bet365 Gaming Service. Subject to any requirements imposed under applicable Gaming Laws, the accounting practices used by each Transaction Party to prepare and maintain such books and accounts shall be in conformity with

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GAAP consistently applied, and the accounting systems and procedures so used by such Transaction Party shall not be inconsistent with applicable Law and, at a minimum, shall (a) include an adequate system of internal accounting controls; (b) permit the preparation of financial statements in accordance with GAAP; and (c) be susceptible to audit.
10.4    Cooperation. Each Transaction Party agrees that it will use its commercial reasonable efforts to cooperate with, and provide financial information, including supporting documentation, to the other Transaction Party hereto, as is reasonably necessary for such other Transaction Party to cause the preparation of audited financial statements, or the preparation of any other Tax filing, or other report submitted to any Governmental Entity including the U.S. Securities and Exchange Commission. Further, the Parties will use their commercially reasonable efforts to coordinate the release of any public disclosure regarding the financial results of the Sportsbook Lounge or bet365 Gaming Service.
ARTICLE 11
VENDOR AGREEMENTS
11.1    Vendor Contracts.
11.1.1    Solely when required by either (a) a Third Party providing services to the bet365 Gaming Service (a “Vendor”) as a result of the fact that the Operator holds the Operating License or (b) a Gaming Authority pursuant to applicable NY Gaming Law, the Operator shall be a co-signatory with bet365 to contracts associated with operation of the bet365 Gaming Service, and any amendments thereto (the “Vendor Contracts”).
11.1.2    Each of bet365 and the Operator hereby covenants and agrees that it shall promptly provide such other Transaction Party a copy of any communication or notice, whether written or oral, delivered by it to a Vendor or received from a Vendor relating to the Vendor Contracts, and shall cooperate with such other Transaction Party with respect to communications with the Vendors.
11.1.3    The Transaction Parties hereby covenant and agree that they shall not modify or terminate any Vendor Contract without the prior written consent of the other Transaction Party thereto, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, in the event such Vendor is or may be an Unsuitable Person, or may cause any adverse consequence to the Operating License or Service License, as applicable, or any other regulatory license or permission maintained by the Transaction Parties or their respective Affiliates, the Transaction Parties party thereto shall have the right to terminate such Vendor Contract without the other Transaction Party’s consent.
11.1.4    In the event a Vendor Contract will be terminated in accordance with Section 11.1.3, the terminating Transaction Party shall inform the other Transaction Party of that decision and the non-terminating Transaction Party shall promptly cooperate and use commercially reasonable efforts to effectuate such termination in a reasonable time and manner that permits an orderly transition of the services provided under such Vendor Contract to a new Vendor.

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11.1.5    The Parties acknowledge and agree that (a) all amounts owed from a Vendor under the Vendor Contracts shall be considered Revenue and (b) all amounts owed to Vendor under the Vendor Contract shall be considered a Cost.
ARTICLE 12
FEES & ACCOUNTING
12.1    Statements.
12.1.1    The Operator shall provide bet365 with a weekly gross revenue report for each gaming week at a time mutually agreed to by the Parties, but in accordance with the NY Gaming Law. Following the applicable Go-Live Date, bet365 shall provide Empire with a weekly gross revenue report for each gaming week within ten (10) hours following the completion of such gaming week (or such other period defined in the NY Gaming Law or Law).
12.1.2    Within 30 days of the earlier of (a) the Go-Live Date of the bet365 Online Sportsbook, and (b) the date of the Sportsbook Lounge Transition, Empire shall submit to bet365 an invoice (the “Transition Date Invoice”) that describes in reasonable detail, and provides reasonable evidence of, the Reimbursed Lounge Costs and the Costs and Revenue prior to such date, that Empire seeks reimbursement of pursuant to Section 3.1.3.
12.1.3    Within 30 days of the end of each calendar month (or such other period necessary to comply with NY Gaming Law or Law) the Operator shall provide bet365 with a monthly operating statement relating to the Sportsbook Lounge for the prior calendar month, setting forth in reasonable detail the Sportsbook Lounge GGR for such prior month and Gaming Taxes due and owing in connection therewith. Following the Sportsbook Lounge Transition, such statement shall include an invoice for any Costs incurred by a member of the Empire Group related to the Sportsbook Lounge for such prior calendar month, which invoice shall describe in reasonable detail, and provide reasonable evidence of, such Costs (an “Empire Sportsbook Lounge Invoice”).
12.1.4    Following the applicable Go-Live Date (or such other period necessary to comply with NY Gaming Law or Law), within 30 days of the end of each calendar month, or termination of this Agreement for any reason, to the extent that any member of the Empire Group has incurred any Costs related to the bet365 Gaming Service for such prior calendar month, Empire shall provide bet365 an invoice (an “Empire Online Gaming Service Invoice,” and together with the Transition Date Invoice and the Empire Sportsbook Lounge Invoice, an “Invoice”) that describes in reasonable detail, and provides reasonable evidence, of such Costs.
12.1.5    Within 30 days following receipt of the applicable monthly Invoice (or such other period necessary to comply with NY Gaming Law or Law), in each case following the earlier of the Sportsbook Lounge Transition or the Go-Live Date, bet365 shall provide Empire with a monthly operating statement relating to the Sportsbook Lounge and the bet365 Gaming Service for the prior calendar month (the “Monthly Statement”), setting forth in reasonable detail bet365’s calculation of Revenue and all Costs for the immediately preceding month, with reasonable specificity and evidence of the same, and detailing the transfer of funds as contemplated by Section 12.2 and Section 12.3.

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12.2    Funding of Costs.
12.2.1    All amounts for Reimbursed Lounge Costs on a Transition Date Invoice shall be paid by bet365 within 30 days of receipt of the Transition Date Invoice.
12.2.2    Following the Sportsbook Lounge Transition Date, all Costs associated with the Sportsbook Lounge shall be a Cost and deducted from Revenue pursuant to Section 12.3.2; provided, however, if there is insufficient Revenue to pay such amounts pursuant to Section 12.3.2, bet365 shall be obligated to pay or reimburse, as applicable, such Shortfall and bet365 shall be able to recoup such Shortfall pursuant to Section 12.3.4.
12.2.3    Following the applicable Go-Live Date, all Costs associated with the bet365 Gaming Service, including amounts set forth in an Empire Online Gaming Service Invoice, shall be funded out of Revenue pursuant to Section 12.3.2; provided, however, if there is insufficient Revenue to pay such amounts pursuant to Section 12.3.2, bet365 shall be obligated to pay or reimburse, as applicable, such Costs and such amount paid or reimbursed by bet365 shall be deemed a Shortfall and bet365 shall be able to recoup such Shortfall pursuant to Section 12.3.4.
12.2.4    Notwithstanding anything herein to the contrary, (a) if any bet365 Operational Costs, bet365 Equipment or Acquisition Marketing Costs are not solely dedicated to the Sportsbook Lounge or bet365 Gaming Service (i.e., they also benefit an online gaming service offered by bet365 in another state within the USA), then bet365 shall only be entitled to recover its Pro Rata Share of such Costs, (b) in no event shall Costs include any advertising or marketing costs incurred by Empire or its Affiliates related to the Catskill Casino generally, regardless if such advertising or marketing also includes the Sportsbook Lounge; but Costs can include an amount, not to exceed $[***] per annum, incurred by Empire or its Affiliates for specific and direct marketing of the Sportsbook Lounge and (c) in no event shall Costs include any amounts owed to RW Services PTE Ltd in connection with use of the Empire Brand and Empire agrees it shall be solely responsible for payment of any such amounts.
12.3    Retained Revenue. All Revenue received during any calendar month following the Sportsbook Lounge Transition or a Go-Live Date shall be distributed as follows:
12.3.1    first, an amount necessary to satisfy all Gaming Taxes levied on the Sportsbook Lounge (following the Sportsbook Lounge Transition) or the bet365 Gaming Service shall be either paid to the applicable Governmental Entity to pay such Gaming Tax or to the applicable Transaction Party, which in turn will have an obligation to remit to the applicable Governmental Entity;
12.3.2    second, to pay any Costs reimbursing Empire for any amounts set forth in the Transition Date Invoice with respect to the Lounge Operations Costs or the most current Empire Sportsbook Lounge Invoice or Empire Online Gaming Service Invoice;
12.3.3    third, to reimburse bet365 for any Costs it funded during the previous month;

Confidential Treatment Requested by Empire Resorts, Inc.
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12.3.4    fourth, to bet365 until bet365 has received an amount equal to its Unrecouped Shortfall;
12.3.5    fifth, to bet365 until bet365 has received an amount equal to its Unrecouped Investment Costs;
12.3.6    sixth, if a Common Stock Delta exists, then bet365 shall receive the Monthly Preferred Distribution until bet365 has received an amount equal to the Unrecouped Preferred Distribution;
12.3.7    seventh, if bet365 is entitled to a NGR Shortfall Distribution, then bet365 shall receive the aggregate NGR Shortfall Distribution until bet365 has received an amount equal to the Unrecouped NGR Shortfall Distribution;
12.3.8    eight, if a Capital Investment Catch-up exists, then bet365 shall receive the Capital Investment Catch-up Distribution until bet365 has received an amount equal to the Unrecouped Capital Investment Catch-up; and
12.3.9    thereafter, the remaining amount shall be distributed 50% to bet365 and 50% to Empire (as applicable, such remaining amount, the “Profit Share”).
12.4    Payment Method. To the extent a Party owes another Party any amounts pursuant to Sections 12.2 or 12.3, including as a result of a Party being in possession of Sportsbook Lounge GGR or Online Gaming Service GGR, such Party shall pay the other Party such owed amounts within 30 days of receipt of the Monthly Statement. All payments to Empire required under Section 12.2 or Section 12.3 shall be made by means of wire transfer in immediately available funds to an account as Empire may indicate in writing to pursuant to Section 18.9.
12.5    Eligible Promotional Gaming Credits. To the extent NY State Law allows any Eligible Promotional Gaming Credits, the Parties agree such eligible bet365 Promotion Tax Deductions shall accrue towards the benefit of the Sportsbook Lounge and bet365 Gaming Service operations and therefore either increase Revenue or decrease Costs, such that the Operator is sharing such benefit with bet365 appropriately.
12.6    Disputes. To the extent there is any dispute with respect to any Invoice, the Parties shall cause individuals within their finance departments to meet in good faith to attempt to resolve such dispute. If the Parties are unable to resolve such dispute, then either Party can exercise their rights under Section 12.7; provided, however, if there remains a dispute after exercising such rights, either Party can request, the cost and expense of which shall be deemed a Cost, an independent third party accountant to review the disputed Invoice and provide an opinion regarding the dispute in an attempt to resolve the issue.
12.7    Right to Audit. Both Parties will keep and maintain accurate books of account and records at a business address in the USA covering all transactions relating to this Agreement. Each Party is entitled, at its sole cost and expense, to: (a) audit such books and records up to two (2) times each calendar year, upon at least fifteen (15) days prior written notice to the other Party pursuant

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
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to Section 18.9, or at any time during a calendar year upon demand by any Gaming Authority, by sending an authorized representative, agent, attorney and/or accountant to the then current business address in the USA of the other Party where records are maintained; and (b) make or cause such authorized representative, agent, attorney or accountant to make copies and summaries of such books and records for use in auditing only (such books and records. and copies and summaries, will be deemed Confidential Information). Both Parties will retain and cause their Affiliates to retain) all such books of account and records for a minimum of seven (7) years following the calendar year to which they relate. If Empire discovers that bet365 over charged for Costs for any period or failed to accurately report Revenue under audit or bet365 discovers that Empire over charged for Costs for any period or failed to accurately report Revenue under audit (an “Audit Deficiency”), bet365 or Empire, as applicable, will promptly pay such Audit Deficiency to the other Party as may be necessary to comply with the distribution of Revenues in accordance with Section 12.3. If such Audit Deficiency is more than 5%, (i) the audited Party shall reimburse the auditing Party for all reasonable costs and expenses of such audit, and (ii) notwithstanding part (a) above, such audit that discovered the Audit Deficiency shall not be counted against the two (2) audit limit per calendar year for such auditing Party.
ARTICLE 13
OWNERSHIP
13.1    Operator Marks.
13.1.1    To the extent permitted by the License Agreement between RW Services PTE Ltd and Montreign, dated as of March 31, 2017 (as may be amended, modified, supplemented or restated from time to time, the “Empire License Agreement”) Empire hereby grants (or shall cause the applicable member of the Empire Group to grant) to bet365 and its Affiliates a worldwide, revocable, royalty-free, non-sublicensable, non-exclusive and non-transferable license to reproduce, display, and use intellectual property owned by or licensed to Empire (the “Empire IP”) including, without limitation, the Empire Brands and Empire-provided artwork, materials and other content provided by Empire to bet365 under this Agreement solely in connection with (a) as required by this Agreement in order to offer the bet365 Online Sportsbook, the bet365 Casino/Table Games or bet365 Poker; (b) bet365’s obligations associated with Co-Branding and Section 3.4.2, if applicable, (c) bet365’s obligations with respect to customization, operation and maintenance of the Empire Branded Online Sportsbook and the offering of the Empire Branded Online Sportsbook in accordance with the provisions of this Agreement, if applicable, and (d) bet365’s rights and obligations under Section 14.5 and otherwise marketing and advertising the Sportsbook Lounge and bet365 Gaming Service.
13.1.2    bet365 shall:
(a)    with respect to the Empire IP, comply with the reasonable style guides, guidelines and/or policies, including any compliance items disclosed by Empire to bet365 in order to ensure compliance with the Empire License Agreement, that are provided by Empire in writing from time to time to bet365, reasonably in advance;

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(b)    acknowledge and agree that Empire (or the applicable member of Empire Group) is the owner or licensee of the Empire Brands and any additional intellectual property rights subsisting therein and that all goodwill arising from the use of the Empire Brands shall inure and is hereby assigned to Empire (or any of its Affiliates);
(c)    not use the Empire Brands in a manner that is likely to prejudice any legal protection or validity of the Empire Brands, nor will it challenge Empire’s ownership of the Empire Brands or use the Empire Brands other than as expressly permitted under this Agreement;
(d)    not use any name or mark, other than those included in the Empire Brands as permitted hereunder, which is identical to or confusingly similar to any name or mark included in the Empire Brands; and
(e)    not make any application for a trade mark or a domain name for the Empire Brands or any colorable imitation thereof or that is confusingly similar thereto.
(f)    Empire will be the registrant of, and to the extent permitted by Law, own all right, title and interest in and to any Empire Domain Names. bet365 shall not acquire any rights in the foregoing except as expressly granted under this Agreement and Empire expressly reserves all rights not so expressly granted.
13.1.3    The Empire Group agrees not to use any Empire Brand for an Online Sportsbook within NY other than as contemplated by this Agreement.
13.2    bet365 Marks.
13.2.1    bet365 hereby grants (or shall cause the applicable Affiliate of bet365 to grant) to Empire a worldwide, royalty-free, non-sublicensable, non-exclusive and non-transferable license to reproduce, display, and use intellectual property owned by bet365 (the “bet365 IP”) including, without limitation, the bet365 Brands and bet365-provided artwork, New Content, Derivative Content, materials and other content provided by bet365 to Empire under this Agreement solely in connection with (a) Empire’s rights and obligations under Section 14.5 and otherwise marketing and advertising the Sportsbook Lounge and bet365 Gaming Service.
13.2.2    Empire shall:
(a)    with respect to the bet365 IP, comply with the reasonable style guides, guidelines and/or policies that are provided by bet365 in writing from time to time to Empire, reasonably in advance;
(b)    acknowledge and agree that bet365 (or the applicable Affiliate of bet365) is the owner of the bet365 Brands and any additional intellectual property rights subsisting therein and that all goodwill arising from the use of the bet365 Brands shall inure and is hereby assigned to bet365 (or any of its Affiliates);

Confidential Treatment Requested by Empire Resorts, Inc.
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(c)    not use the bet365 Brands in a manner that is likely to prejudice any legal protection or validity of the bet365 Brands, nor will it challenge bet365’s ownership of the bet365 Brands or use the bet365 Brands other than as expressly permitted under this Agreement;
(d)    not use any name or mark, other than those included in the bet365 Brands as permitted hereunder, which is identical to or confusingly similar to any name or mark included in the bet365 Brands; and
(e)    not make any application for a trade mark or a domain name for the bet365 Brands or any colorable imitation thereof or that is confusingly similar thereto.
(f)    bet365 will be the registrant of, and to the extent permitted by Law, own all right, title and interest in and to any bet365 Domain Names. No member of the Empire Group shall acquire any rights in the foregoing except as expressly granted under this Agreement and bet365 expressly reserves all rights not so expressly granted.
13.2.3    bet365 agrees not to use any bet365 Brand for an Online Sportsbook within NY other than as contemplated by this Agreement.
13.3    bet365 Ownership.
13.3.1    bet365 owns all right, title and interest in and to, or has a valid license to use, the bet365’s Online Gaming Platform, bet365 Gaming Service and bet365 Equipment, and other than the rights expressly granted under this Agreement, the Operator has no rights in and to the above. The Parties agree that there shall be no implied licenses under this Agreement and that each Party expressly reserves all rights not expressly granted to the other Party hereunder.
13.3.2    bet365, at its sole cost and expense, may create, or may cause to be created, artwork or other creative content in original form (“New Content”) or content derived from existing content, including the bet365 Brands themselves and content derived from the display of the bet365 Brands (“Derivative Content”) for use in the bet365 Gaming Service. bet365 will own all right, title and interest in and to any New Content, any Derivative Content and any other content and material it contributes or develops for the bet365 Gaming Service. bet365 agrees that except as permitted in connection with Co-Branding or an Empire Branded Online Sportsbook, no New Content and no Derivative Content shall include any Empire IP, any colorable imitation thereof, or any mark, branding or other stylization that would be confusingly similar to the Empire IP. The Operator shall not acquire any rights in the foregoing except as expressly granted under this Agreement and bet365 expressly reserves all rights not so expressly granted.
13.3.3    Except as expressly granted under this Agreement, no member of the Empire Group may reverse-engineer, decompile or disassemble the bet365’s Online Gaming Platform (or a part thereof) or any other intellectual property provided by bet365 under this Agreement. No member of the Empire Group may reproduce, display, perform, distribute, sell, modify or create derivative works based upon the bet365’s Online Gaming Platform (or a part thereof) or the bet365 Gaming Service. No member of the Empire Group may (a) permit any Persons to use the bet365’s Online Gaming Platform (or a part thereof) or bet365 Gaming Service except

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as expressly stated hereunder or as otherwise agreed by the Parties in writing or (b) use the bet365’s Online Gaming Platform or bet365 Gaming Service in the operation of a service bureau.
13.4    Customer Data.
13.4.1    Each Party shall, to the extent permitted by applicable Law, own all information related to the bet365 Players and the members of the Empire Players Club, including personally identifiable information and rights thereto (“Customer Data”) and each Party shall provide the other Party with such Customer Data promptly upon its acquisition; provided, that during the Term the Parties shall only use, and cause their Affiliates to only use, the Customer Data in connection with (i) the promotion and marketing of the Catskills Casino, (ii) the operation, administration and promotion of the Sportsbook Lounge, the bet365 Gaming Service or the Empire Branded Online Sportsbook and (iii) their respective obligations hereunder. As soon as reasonably practicable following the Effective Date, Empire shall, and shall cause its Affiliates, to modify and maintain terms and conditions and privacy policies applicable to the members of the Empire Player Club in order for it to comply with this Section 13.4.1 and provide bet365 joint ownership of Customer Data. To the extent that pursuant to the NY Gaming Law or any other applicable Law, the Parties cannot jointly own the Customer Data, then the Party or its Affiliate that is the owner of the Customer Data pursuant to the NY Gaming Law (the “Owning Party”) shall confer any and all current and future rights such Owning Party has in the Customer Data to the other Party (the “Non-Owning Party”) as a perpetual, worldwide, non-exclusive, royalty-free, and transferable license, subject to the restriction that during the Term the Customer Data shall only be used in connection with (i) the promotion and marketing of the Catskills Casino, (ii) the operation, administration and promotion of the Sportsbook Lounge, the bet365 Gaming Service or the Empire Branded Online Sportsbook and (iii) their respective obligations hereunder. The Parties shall provide to the Operator any and all Customer Data that the Operator is required to maintain under applicable Gaming Laws; provided that nothing contained in this Section 13.4 shall limit the Parties from exploiting the Customer Data in any way as permitted by this Section 13.4 as long as such exploitation is permitted by applicable Law. Each Transaction Party shall use the Customer Data only as permitted under this Section 13.4 and shall (1) use good industry practices and protect it in compliance with all applicable Laws and (2) promptly notify the other Transaction Party of any unauthorized access to, or disclosure or use of Customer Data (a “Data Breach”) and assist the other Transaction Party in taking any remedial action reasonably requested in connection therewith.
13.4.2    Subject to applicable Laws, bet365 shall be entitled to create, implement and amend the terms of use and privacy policies for the bet365 Gaming Service, which terms of use and privacy policies shall be subject to the prior written notice and approval of Empire, such approval not to be unreasonably withheld. Such use and privacy policy shall provide, as required by applicable Law, for assignment, transfer, or otherwise permission for the Parties to use Customer Data consistent with Section 13.4 and any other provisions of this Agreement and, if requested by a Transaction Party to comply with applicable Law, such privacy policy shall make disclosures or obtain consent to assign, transfer, or otherwise permit the Parties to use the Data.
13.4.3    Each Transaction Party shall promptly investigate each Data Breach that it becomes aware of or has reason to suspect may have occurred and, in the case of an actual Data

Confidential Treatment Requested by Empire Resorts, Inc.
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Breach, shall reasonably cooperate with the other Transaction Party in connection with any independent investigation that the other Transaction Party may conduct with respect to such Data Breach. Each Transaction Party shall reasonably cooperate with the other Transaction Party in identifying any reasonable steps that should be implemented to limit, stop or otherwise remedy any actual or suspected Data Breach.
ARTICLE 14
ADDITIONAL COVENANTS
14.1    Obligation of Confidentiality and Non-Use.
14.1.1    Each Transaction Party receiving Confidential Information (in such capacity, “Recipient”) acknowledges and agrees that a duty is owed to the other Transaction Party disclosing Confidential Information (in such capacity, “Disclosing Party”) to maintain the confidentiality of Confidential Information (as hereafter defined) provided by the Disclosing Party hereunder. Subject to Section 14.1.3, Recipient shall take all reasonable steps to prevent disclosure or dissemination of the Disclosing Party’s Confidential Information to any Person or entity other than those employees, directors, officers, affiliates, managers, partners, members, stockholders, agents, advisors or representatives of Recipient (the “Representatives”) who have a need to know it in order to assist Recipient in performing its obligations or exercising its rights under this Agreement, and who have been made aware of and agreed to be bound by such confidentiality obligations. In addition, Recipient shall not, and shall cause its Representatives not to, use the Disclosing Party’s Confidential Information, or authorize others to use the Disclosing Party’s Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, “reasonable steps” means steps that a Transaction Party takes to protect its own, similarly confidential or proprietary information, which steps shall in no event be less than a reasonable standard of care. Subject to Section 14.4 below, this Section 14.1 shall survive the termination of this Agreement for a period of seven (7) years, except to the extent any Confidential Information constitutes a trade secret, in which case the confidentiality obligations contained herein shall continue in effect for so long as such trade secret remains a trade secret under applicable Law. For the avoidance of doubt, the confidentiality obligations under this Agreement constitute the entire agreement of the Transaction Parties with respect to the confidential treatment of Confidential Information and supersedes and preempts any prior understanding, agreements, or representations by and between the Transactions Parties, written or oral, that may have related to such subject matter.
14.1.2    Definition of Confidential Information. “Confidential Information” means the terms of this Agreement and any information in any form emanating, directly or indirectly, from Disclosing Party, concerning or relating to Disclosing Party or the business operations of such entity, including proprietary technology and/or business plans, which information has been imparted to Recipient by Disclosing Party. “Confidential Information” shall include Customer Data, improvements, ideas, discoveries, inventions, prototypes, financial information, customer information, developments, methods, techniques, engineering, know-how, trade secrets, systems, documentation, drawings, renderings, sales and marketing plans, artwork, descriptions, component specifications, information of or relating to the project for which Recipient has received such

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

information, whether or not such project is susceptible to patent, copyright or any other form of protection and whether or not reduced to practice, technical or research information and software, including that in the development stage whether developed or being developed by Disclosing Party or third parties at the request of Disclosing Party, and all required disclosures to Gaming Authorities. All information disclosed by Disclosing Party shall be presumed to constitute Confidential Information and will be so regarded by the Recipient. “Confidential Information” does not include any information which (a) at the time of disclosure is generally known by the public or thereafter becomes public knowledge through no act or omission of or on behalf of the Recipient; (b) is disclosed to Recipient by third parties having a right to do so and who have not imposed upon the Recipient obligations of confidentiality in respect thereof; (c) is known to the Recipient, as can be demonstrated by the Recipient, prior to disclosure; or (d) is developed independently by the Recipient, as can be demonstrated by the Recipient, without reference to or reliance upon the Confidential Information.
14.1.3    Certain Disclosures. Each Transaction Party agrees that it will not, without the prior written consent of the other Transaction Party, disclose the terms of this Agreement, except (a) as otherwise agreed to in writing by the Parties, or (b) to its Affiliates, officers, managers, members, general partners, employees, directors, agents, lender, advisors and contractors who (i) need to know such information in connection with the transactions contemplated by this Agreement, (ii) are instructed as to the confidential nature thereof and (iii) agree to be bound by the terms hereof. Notwithstanding anything herein to the contrary, either Transaction Party may disclose Confidential Information or the existence or termination of this Agreement and such information it reasonably deems necessary or advisable (1) to any Gaming Authority or pursuant to a NY Gaming Law, or (2) for purposes of its and its Affiliates’ compliance with any Laws (other than Gaming Laws, which is addressed in clause (1) above) to which it is subject, including any securities Laws. Such Transaction Party agrees to promptly notify the other Transaction Party of the existence, terms and circumstances surrounding such disclosure unless prohibited by Law and shall exercise its reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information, and if such order or assurance is not obtained, the Transaction Party shall be permitted to disclose only such portion of the other Transaction Party’s non-public proprietary information that it is advised by opinion of counsel is required to be disclosed. Notwithstanding anything to the contrary contained herein, there shall be no restriction to the disclosure of any information that the Parties have mutually agreed to previously publicly disclose.
14.1.4    Securities Compliance. Recipient hereby acknowledges that it is aware and that it will advise its Representatives that the federal and state securities Laws may prohibit any Person who has material, non-public information about a company from purchasing or selling securities of such company (including entering into hedge transactions involving such securities) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. Recipient acknowledges that Recipient may have access to material non-public information concerning the Disclosing Party. Accordingly, Recipient will not, and Recipient will take commercially reasonable steps necessary to ensure that its Representatives (and any Person acting on behalf of or in concert with Recipient or its Representatives) will not, trade in the securities of the Disclosing Party (including any securities convertible into such securities, or any other right to acquire such securities)

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

on the basis of, or if and while Recipient or its Representatives are in possession of, material non-public information regarding the Disclosing Party until such time as Disclosing Party has publicly disclosed such information. For the avoidance of doubt, however, neither Recipient nor its Representatives shall be prohibited from trading in securities in compliance with applicable securities Laws.
14.2    Public Statements.
14.2.1    Except with the prior written consent of the other Transaction Party, which may be withheld in its sole judgment except if requested by the other Transaction Party in order for it or its Affiliates to comply with any securities Law, each Transaction Party acknowledges that it shall not advertise, publish or otherwise disclose in any press release or other form of distribution: (i) its association with the other Transaction Party; or (ii) any aspects of this Agreement.
14.2.2    Notwithstanding anything to the contrary herein, nothing in this Section 14.2 shall restrict in any respect the ability of a Transaction Party or any of its Affiliates to communicate with, make any statements to, or fully disclose any information to any Gaming Authority other than unsolicited remarks by Transaction Party or its Affiliates to a Gaming Authority (it being agreed and acknowledged that remarks made pursuant to a duty or other obligation to report to a Gaming Authority shall not be deemed “unsolicited” for purposes of this Section 14.2.2, which remarks are made in bad faith with the intent of circumventing the intent of this Agreement.
14.2.3    This Section 14.2 shall survive the termination of this Agreement for any reason for a period of 5 years.
14.3    Change of Control Transactions. Empire shall ensure that, in the event of a Change of Control of the Operator that results in a member of the Empire Group no longer holding the Operating License, this Agreement will be assigned or assumed by such Third Party purchaser. Further, if there is any change within the Empire Group with respect to who holds the Operating License, Empire shall cause that appropriate Affiliate to execute a joinder to this Agreement in accordance with Section 3.5. bet365 shall ensure that, in the event of a Change of Control of bet365 that results in bet365 no longer holding the applicable Gaming Approvals required to be held by it in accordance with this Agreement, this Agreement will be assigned or assumed by such Third Party purchaser.
14.4    Non-Solicitation. During the Term and for a period of 12 months thereafter (the “Non-Solicitation Period”), neither Party shall directly or indirectly solicit any employee of the other Party that was employed by such other Party during the Non-Solicitation Period; provided, that, a Party may solicit for purposes of employment any Persons through general advertising or other general solicitation not targeted to employees of the other Party, and any offers of employment to, or hiring of, such Persons resulting from such a solicitation shall be permitted hereunder. This Section 14.4 shall survive the termination of this Agreement for any reason.
14.5    Marketing; Cross-Promotion.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

14.5.1    Empire shall (a) market and advertise the Sportsbook Lounge and the bet365 Gaming Service at the Catskills Casino and any Empire-controlled social media services relating to the Catskills Casino and (b) include a permanent link on rwcatskills.com website, the Catskills Casino website and mobile application to the bet365 Gaming Service. In addition, Empire shall, from time to time, as reasonably instructed by bet365 and consistent with Empire’s reasonable marketing practices, but in no event less frequently than one time per month, send e-mailers or other advertisements to Empire’s database on behalf of bet365 for the purpose of marketing the Sportsbook Lounge or the bet365 Gaming Service. Except as set forth in this Section 14.5.1, Empire shall not market or promote the bet365 Gaming Service without bet365’s consent; provided Empire can, at its sole cost and expense, market and promote the Empire Branded Gaming Service and such amounts shall not be considered a Cost.
14.5.2    bet365 shall promote the Sportsbook Lounge and Catskills Casino through the bet365 Gaming Service in a manner agreed to be the Parties, which may include (a) each week, a promotion on the bet365 Gaming Service offering bet365 Players an incentive to visit the Catskills Casino subject to Empire providing bet365 with inventory such as hotel stay packages, Rewards Play, Crystal Life Spa treatments and RW Epicentre event tickets, and (b) each month within any scheduled e-mail communication to bet365 Players, advertisement of the Catskills Casino. Any advertisement of the bet365 Gaming Service shall, if feasible, practicable and commercially appropriate, include the Sportsbook Lounge and the Empire Brand (or reference to the Catskill Casino) to the extent such marketing or advertising is solely directed to residents of NY, as reasonably determined by bet365. The Transaction Parties agree all marketing or advertising that is not solely directed to residents of NY (or reasonably likely to include Persons outside of NY) shall only include the bet365 Brand.
14.5.3    Empire shall use commercially reasonable efforts to cause the Resorts World Casino New York (“Resorts World Casino New York”) to:
(a)    provide marketing support for the bet365 Gaming Service the same or similar to that provided by Empire under Section 14.8.1;
(b)    in the event that the NY Gaming Law permits Players to register or manage their transactions with respect to a bet365 Gaming Service at Resorts World Casino New York, if requested by bet365, provide such registration and account management facilities within the Resorts World Casino New York (the “Registration Facilities”). The Parties shall collaborate and agree upon the method and manner of integration of the Registration Facilities with the bet365 Gaming Service. All expenses associated with the Registration Facilities shall be deemed a Cost; and
(c)    in the event the NY Gaming Law permits Players to place wagers via terminal located with the Resorts World Casino New York, to provide such terminals in a manner mutually agreed to by the Parties (the “Gaming Terminals”). The Parties shall collaborate and agree upon the method and manner of integration of the Gaming Terminals with the bet365 Gaming Service. All expenses associated with the Gaming Terminals shall be deemed a Cost.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

(d)    The Parties acknowledge and agree that Resorts World Casino New York is a separate legal entity from Empire and that it shall be remunerated for its obligations under this Section 14.8. The Parties agree to seek an exclusive agreement with Resorts World Casino New York and any costs related to such agreement shall be counted as Costs. Any transaction entered into with Resorts World Casino New York regarding the Sportsbook Lounge or bet365 Gaming Service, including as contemplated by this Section 14.8.3, shall require the consent of the Committee and a copy thereof shall be provided to each Party.
ARTICLE 15
REPRESENTATIONS AND WARRANTIES
15.1    Representations and Warranties of bet365. In order to induce Empire to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, bet365 hereby represents and warrants as of the date hereof to Empire as follows:
15.1.1    Organization. bet365 is a limited liability company duly organized and validly existing under the Laws of Delaware.
15.1.2    Authority and Validity. bet365 has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by bet365 of, and the performance by bet365 of its obligations under this Agreement have been duly authorized by the requisite company, corporate, or other such organizational action on its part, including if necessary approval of the board of directors of bet365. This Agreement is the valid and binding obligation of bet365, enforceable against bet365 in accordance with its terms, except insofar as enforceability may be affected by Bankruptcy Laws, applicable Gaming Laws or by principles governing the availability of equitable remedies.
15.1.3    Non-Contravention. The execution, delivery and performance by bet365 of this Agreement does not and will not (a) conflict with or violate any provision of bet365’s organizational documents, (b) result in any violation of or breach or default under or loss of rights under any contract or agreement to which bet365 is a party or by which it are bound, (c) violate any Law to which bet365 is subject, or (d) violate, conflict with or result in a default, right to accelerate or loss of rights under any order, judgment or decree to which bet365 is a party or by which it is bound or affected.
15.1.4    No Consents. Except with respect to any applicable Gaming Approval, no material approval of, notice to, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to bet365 in connection with the execution, delivery and performance of this Agreement.
15.1.5    No Litigation. Except as disclosed in writing to Empire on or before the execution of this Agreement, there is no pending or, to bet365’s actual knowledge, threatened Claims, lawsuits, governmental actions or other proceedings against bet365 or its assets before any court, agency or other judicial, administrative or other governmental body or arbitrator which could reasonably be expected to have a material adverse effect on the bet365 Gaming Service.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

15.2    Representations and Warranties of Empire. In order to induce bet365 to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, Empire hereby represents and warrants as of the date hereof to bet365 as follows:
15.2.1    Organization. Empire is a corporation, duly organized and validly existing under the Laws of the State of Delaware.
15.2.2    Authority and Validity. Empire has the requisite power and authority to execute, deliver and perform its obligations under this Agreement. The execution and delivery by Empire of, and the performance by Empire of its obligations under this Agreement have been duly authorized by the requisite action on its part, including, if necessary, approval of its board of directors. This Agreement is the valid and binding obligation of Empire, enforceable against Empire in accordance with its terms, except insofar as enforceability may be affected by Bankruptcy Laws, applicable Gaming Laws or by principles governing the availability of equitable remedies.
15.2.3    Non-Contravention. The execution, delivery and performance by Empire of this Agreement and the Stock Purchase Agreement does not and will not (a) conflict with or violate any provision of any organizational documents of Empire or any controlled Affiliate, (b) result in any violation of or breach or default under or loss of rights under any contract or agreement to which Empire or any controlled Affiliate is a party or by which it is bound, (c) violate any Law to which Empire or any controlled Affiliate is subject, or (d) violate, conflict with or result in a default, right to accelerate or loss of rights under any order, judgment or decree to which Empire or any controlled Affiliate is a party or by which it is bound or affected.
15.2.4    No Consents. Except with respect to any applicable Gaming Approval, no material approval of, notice to, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Empire in connection with the execution, delivery and performance of this Agreement.
15.2.5    No Litigation. Except as disclosed in writing to bet365 on or before the execution of this Agreement, there is no pending or, to Empire’s actual knowledge, threatened Claims, lawsuits, governmental actions or other proceedings against Empire or its assets before any court, agency or other judicial, administrative or other governmental body or arbitrator which could reasonably be expected to have a material adverse effect on the bet365 Gaming Service.
ARTICLE 16
TERM AND TERMINATION
16.1    Term. This Agreement comes into force on the Effective Date and subject to earlier termination pursuant to Section 16.2 or mutual written agreement of the Parties, shall continue in force until the earlier of (i) the 20th anniversary of the Go-Live Date and (ii) the termination of Empire’s Gaming Facility License Award (the “Initial Term”). Upon expiration of the Initial Term, this Agreement shall be automatically extended for successive five (5) year periods (each, a “Renewal Term”) unless a Party provides at least 12 months’ written notice to the other Party of its election not to renew this Agreement prior to the end of the Initial Term or any Renewal Term.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

16.2    Termination.
16.2.1    Either Party can terminate this entire Agreement upon written notice to the other Party:
(a)    if a NY Gaming Law authorizing Online Sportsbooks has not been enacted in NY prior to [***], provided that notice of termination pursuant to this Section 16.2.1(a) is delivered prior to [***]; provided, however, if the process for enactment of a NY Gaming Law is an amendment to the Constitution of NY, such date shall be extended to [***], provided that notice of termination pursuant to this Section 16.2.1(a) is delivered prior to [***];
(b)    subject to the notice and cure requirements of Section 16.5, upon a material breach of this Agreement by the other Party;
(c)    in the event the other Party is an Unsuitable Person, provided, such terminating Party has utilized commercially reasonable efforts to cooperate with the other Party in an attempt to remedy the issue or issues causing such Party to be an Unsuitable Person, which commercially reasonable efforts shall include providing a 30 day advance notice of termination and an ability to discuss such determination with the terminating Party; provided that in the event that the use of such commercially reasonable efforts would, in the reasonable opinion of such Party, be detrimental to the Party that has determined that the other Party is an Unsuitable Person, such Party may terminate this Agreement in accordance with this Section 16.2.1(c) without taking such efforts;
(d)    in the event the other Party is Bankrupt;
(e)    any Gaming Authority in NY disapproves of this Agreement, and the Parties, acting together in good faith, are not able, without materially detrimentally frustrating the commercial intent of this Agreement, to amend the Agreement so that the applicable Gaming Authority no longer disapproves of this Agreement;
(f)    if a Law is enacted that prohibits offering or conducting an Online Sportsbook in NY, including the NY Gaming Law as it relates to Online Sportsbooks sun setting without renewal; and
(g)    if a Federal Online Gaming Law preempts the NY Gaming Law(s) such that operation of an Online Sportsbook through a state license is no longer required.
16.2.2    bet365 can terminate this Agreement upon written notice to Empire upon a Change of Control of Empire or the Operator to a Highly Competitive Business.
16.2.3    Empire can terminate this Agreement upon written notice to bet365 upon a Change of Control of bet365 to a Highly Competitive Business.
16.2.4    bet365 can terminate this Agreement upon written notice to Empire pursuant to Section 7.2.2 provided that following such termination, during a period of eighteen (18)

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

months following such termination, neither bet365 nor any of its Affiliates may, directly or indirectly, offer Online Gaming Services in NY.
16.3    Survival. Upon termination of this entire Agreement all rights and obligations of the Parties under this Agreement shall terminate, other than this Section 16.3, Section 8.3.4, Article 13, Article 14 (other than Sections 14.3 and 14.5), Article 16, Article 18, or otherwise specifically set forth herein, provided that all amounts owed to a Party for the period prior to such termination are paid to such Party as contemplated herein.
16.4    Exclusive Remedy. Notwithstanding anything herein to the contrary, other than in connection with a termination of this Agreement pursuant to Sections 16.2.1(b) or 16.2.1(d) and except as otherwise expressly provided herein, no Transaction Party may seek damages upon exercising its rights to termination of this Agreement pursuant to this Article 16. Except as limited by Section 18.16, the right of termination as a result of Sections 16.2.1(b) or 16.2.1(d) does not prejudice or limit the rights of the aggrieved Transaction Party to claim damages it may have suffered as a result thereof.
16.5    Cure Rights. No Transaction Party shall be entitled to recover damages or terminate this Agreement pursuant to Section 16.2 by reason of any breach by another Transaction Party of its obligations hereunder, unless the breaching Transaction Party fails to remedy such breach within (a) 10 days following receipt of the non-breaching Transaction Party’s notice thereof with respect to any breaches of a monetary obligation, and (b) 180 days following receipt of the non-breaching Transaction Party’s notice thereof with respect to any other breaches (or, with respect to clause (b), if such cure cannot reasonably be accomplished within such 180-day period, the breaching Transaction Party shall not in good faith have commenced such cure within such 180-day period and shall not thereafter proceed diligently to completion, but in no event for a period greater than 240 days). The foregoing cure period will not apply to any representations or warranties hereunder, to breaches incapable of being cured, fraud or willful misconduct, or to an application for injunctive relief. Chronic and repetitive breaches of the same kind and character shall not be curable. The non-breaching Transaction Party shall use commercially reasonable efforts during any cure period to mitigate damages and assist the breaching Transaction Party in curing such breach.
16.6    Limitation. The Transaction Parties acknowledge that any dispute arising under this Agreement will be limited to the Persons that are parties to this Agreement and, except to the extent reasonably necessary in connection with an action to seek injunctive relief resulting from actions by such Person that result in a breach of this Agreement, no Transaction Party shall (a) commence any lawsuit, arbitration or otherwise seek to impose any liability whatsoever against any Person in its capacity as an officer, director, shareholder, member, employee or agent of a Transaction Party or (b) permit any Person claiming through such Party to assert a claim or impose any liability against any Person in its capacity as an officer, director, shareholder, member, employee or agent of a Transaction Party as to any matter or thing arising out of or relating to this Agreement or any alleged breach or default by Transaction Party hereto or thereto.
16.7    Specific Performance. If any Transaction Party defaults on any provision in this Agreement, the other non-defaulting Transaction Party, at its option, either may (a) in accordance with Section 16.2.1(b) terminate this Agreement and pursue its actual damages or (b) pursue and

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

obtain specific performance of such defaulting Transaction Party’s obligations hereunder (without the necessity of proving irreparable harm or posting a bond or other security).
16.8    Offset. To the extent a notice of a material breach of this Agreement by one Party to the other Party (the “Breaching Party”) is delivered at any time after termination of the Guaranty Side Letter, then, an amount equal to the next $[***] of the Profit Share such Breaching Party is entitled to under Section 12.3.9, shall be held (including taking into account the last sentence of this Section 16.8) by such Breaching Party and not distributed to its holders of Equity Securities or otherwise used by the Breaching Party for any business purpose until such breach is cured. Further, if the non-breaching Party owes the Breaching Party any Profit Share amount pursuant to Section 12.4, it can withhold delivering such amount until the earlier of (a) it has withheld $[***] under this Section 16.8 or (b) the Breaching Party has cured such material breach.
ARTICLE 17
INDEMNIFICATION
17.1    Indemnification of bet365. Subject to Section 18.16, Empire and the Operator, on a joint and several basis, hereby agree to indemnify and hold harmless, to the fullest extent permitted by Law, bet365 and its Affiliates and their respective officers, directors, shareholders, members, managers, employees and agents, from, against and in respect of any and all liabilities, judgments, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, losses, fines (other than Gaming Fines included in the definition of Costs), penalties, injuries, deficiencies, demands, fees, costs, amounts paid in settlement or indemnification (including reasonable and documented attorneys’ and expert witness fees, costs and disbursements in connection with investigating, defending or settling any Action or threatened Action), and other expenses (collectively, “Claims”), in any instance arising out of any Action brought by a Third Party, including any regulatory enforcement action, or notice of violation from a Governmental Entity, including a Gaming Authority, related to or arising or resulting from (each, an “Empire Third-Party Claim”):
17.1.1    any claim brought with respect to the operation of the Catskills Casino generally, including as related to any threat to, loss or impairment of life or personal injury to any patrons of the Catskills Casino as a result of foreign or domestic terrorism;
17.1.2    any breach or default in performance by Empire or the Operator of any representation, warranty, covenant or obligation contained in this Agreement;
17.1.3    any claim brought on the basis that the Empire IP that is incorporated in the Sportsbook Lounge or bet365 Gaming Service pursuant to the terms of this Agreement infringes the intellectual property rights of a Third Party;
17.1.4    any violation of any Law by Empire or the Operator, including the NY Online Gaming Law or failure to remit any NY Gaming Taxes related to the Sportsbook Lounge or the bet365 Gaming Service payable by Empire or the Operator other than to the extent caused by any acts or omissions of bet365 or its Affiliates in violation of this Agreement;

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

17.1.5    except to the extent caused by any acts or omissions of bet365 or its Affiliates in violation of this Agreement, bet365’s Gaming Approvals or the Operating License being suspended, revoked, cancelled, not renewed or terminated due to the act or omission of Empire, the Operator or their Affiliates; or
17.1.6    any claim related to any Data Beach in which the Customer Data is accessed, used or disclosed in an unauthorized manner while controlled by and in the possession of Empire, the Operator or their Affiliates.
17.2    Indemnification of Empire and the Operator. Subject to Section 18.16, bet365 hereby agrees to indemnify and hold harmless, to the fullest extent permitted by Law, Empire, the Operator and their Affiliates and their respective officers, directors, shareholders, members, managers, employees and agents from, against and in respect of any and all Claims, in any instance arising out of any Action brought by a Third Party, including any regulatory enforcement action, or notice of violation from a Governmental Entity, including a Gaming Authority, related to or arising or resulting from (each, a “bet365 Third-Party Claim”):
17.2.1    any breach or default in performance by the Operator of any representation, warranty, covenant or agreement contained in this Agreement;
17.2.2    any claim brought on the basis that the bet365 Brand or the bet365’s Online Gaming Platform or, following the Sportsbook Lounge Transition, the Sportsbook Lounge Betting Platform that is incorporated in the Sportsbook Lounge or the bet365 Gaming Service pursuant to the terms of this Agreement infringes the intellectual property rights of a Third Party;
17.2.3    any violation of any Law by bet365, including the NY Online Gaming Law or, to the extent bet365 is obligated to remit such NY Gaming Tax directly to the applicable Governmental Authority, failure to remit any NY Gaming Taxes related to the Sportsbook Lounge or the bet365 Gaming Service payable by bet365 other than to the extent caused by any acts or omissions of Empire or its Affiliates in violation of this Agreement,;
17.2.4    except to the extent caused by any acts or omissions of a member of the Empire Group in violation of this Agreement, Empire or the Operator’s Gaming Approvals or the Operating License being suspended, revoked, cancelled, not renewed or terminated due to the act or omission of bet365;
17.2.5    any claim related to any Data Beach in which the Customer Data is accessed, used or disclosed in an unauthorized manner while controlled by and in the possession of bet365 or its Affiliates.
17.3    Third Party Claims. If any Third Party shall notify the Party possessing a right to indemnification under this Article 17 (the “Indemnified Party”) with respect to any matter which may give rise to a Third-Party Claim, then the Indemnified Party shall promptly notify the other Party (the “Indemnifying Party”) in writing (the “Third Party Claim Notice”) describing the Third-Party Claim in reasonable detail. The timely delivery of such written notice by the Indemnified Party to the Indemnifying Party shall not relieve any liability on the part of the Indemnifying Party

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

under this Article 17 with respect to such Third-Party Claim except, and only to the extent, the Indemnifying Party suffers material prejudice by reason of such failure. The Indemnifying Party shall have the right, at its option, to assume the defense of any such Third-Party Claim with counsel approved by the Indemnified Party (which approval shall not be unreasonably withheld, conditioned or delayed); provided however, if the Indemnified Party reasonably and in good faith determines that an adverse outcome of a Third Party Claim may preclude or materially delay, impede, impair, threaten or jeopardize any Gaming Approval or such Indemnified Party’s Affiliates’ application for or ability to obtain or retain any Gaming Approval, such Indemnified Party shall have the right to defend such Third Party Claim pursuant to Section 17.3.7. If the Indemnifying Party elects in writing within 20 days of receipt of the Third-Party Claim to assume the defense of any such Third-Party Claim then:
17.3.1    notwithstanding anything to the contrary contained in this Agreement, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnified Party against any attorneys’ fees incurred on behalf of the Indemnified Party in connection with such Third Party Claim following the Indemnifying Party’s election to assume the defense of such Third Party Claim; provided, that the Indemnified Party may have counsel participate in the defense at the Indemnified Party’s own expense;
17.3.2    the Indemnified Party shall make available to the Indemnifying Party all books, records, and other documents and materials that are under the direct or indirect control of the Indemnified Party or any of the Indemnified Party representatives and that the Indemnifying Party considers necessary or desirable for the defense of such Third Party Claim;
17.3.3    the Indemnified Party shall execute such documents and take such other actions as the Indemnifying Party may reasonably request for the purpose of facilitating the defense of, or any settlement, compromise, or adjustment relating to, such Third Party Claim;
17.3.4    the Indemnified Party shall otherwise fully cooperate, without additional consideration, as reasonably requested by the Indemnifying Party in the defense of such Third Party Claim;
17.3.5    without the consent of the Indemnifying Party, the Indemnified Party shall not admit any liability with respect to such Third Party Claim; and
17.3.6    the Indemnifying Party shall have the exclusive right to settle, adjust, or compromise such Third Party Claim, on such terms as it may deem appropriate, without the consent or approval of the Indemnified Party or any other Person; provided, that any settlement that does not include as an unconditional term a release by the claimant to the Indemnified Party from all liability in respect to such claim or that contains any ongoing requirement or restriction of the Indemnified Party, requires the written consent of the Indemnified Party, which consent shall not be unreasonably withheld.
17.3.7    If the Indemnifying Party elects not to assume the defense of such Third Party Claim, then the Indemnified Party shall proceed diligently to defend such Third Party Claim with the assistance of counsel reasonably satisfactory to the Indemnifying Party; provided, however,

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

that the Indemnified Party shall not settle, adjust, or compromise such Third Party Claim, or admit any liability with respect to such Third Party Claim, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.
ARTICLE 18
MISCELLANEOUS
18.1    Independent Contractors. The Parties are acting as independent contractors. Nothing contained in this Agreement shall create or be construed as creating a partnership, joint venture or agency relationship. Neither Party shall have the authority to bind the other Party in any respect.
18.2    No Third Party Beneficiaries. Except as specifically set forth herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.
18.3    Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as contemplated by Section 3.5, no Party may assign this Agreement or any of its rights, interests or obligations hereunder or delegate its responsibilities or obligations without the prior written approval of the other Party, which may be withheld in its sole and absolute discretion; provided, (a) pursuant to Section 3.5, Empire shall be obligated to assign those rights and obligation in this Agreement to the Affiliate eligible to obtain the Operating License (i.e., the Operator), without the need for such prior written approval, provided, if such Affiliate is a Highly Competitive Business following a Change of Control of Empire or Operator, bet365 shall have a termination right pursuant to Section 16.2.2, or (b) subject to bet365’s termination right in Section 16.2.2 and Empire’s termination right in Section 16.2.3, this Agreement shall be assigned in connection with a Change of Control of bet365, Empire or the Operator; provided that in the case of any such assignment, such assignee, prior to the assignment, obtains all necessary Gaming Approvals to comply with its obligations under this Agreement.
18.4    Governing Law. THE LAWS OF THE STATE OF NEW YORK, EXCLUSIVE OF ANY CONFLICTS OF LAW PRINCIPLES THAT COULD REQUIRE THE APPLICATION OF ANY OTHER LAW, SHALL GOVERN THIS AGREEMENT FOR ALL PURPOSES. EACH OF THE PARTIES HEREBY (A) SUBMITS TO THE JURISDICTION OF THE PERMITTED COURT FOR PURPOSES OF ENFORCING THIS AGREEMENT IN THE MANNER PROVIDED HEREIN, AND (B) WAIVES AND AGREES NOT TO ASSERT (BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE) IN ANY SUIT, ACTION, PROCEEDING OR DISPUTE PROPERLY BROUGHT OR MAINTAINED BEFORE THE PERMITTED COURT IN ACCORDANCE WITH THIS AGREEMENT, ANY CLAIM THAT (I) SUCH PARTY IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE PERMITTED COURT, (II) SUCH PARTY IS IMMUNE FROM EXTRATERRITORIAL INJUNCTIVE RELIEF, (III) SUCH SUIT, ACTION, PROCEEDING OR DISPUTE MAY NOT BE BROUGHT OR MAINTAINED IN THE PERMITTED COURT, OR SHOULD BE DISMISSED ON THE GROUNDS OF FORUM NON CONVENIENS, OR SHOULD BE TRANSFERRED TO ANY COURT OTHER THAN THE PERMITTED COURT, OR (IV) THAT THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY THE PERMITTED COURT.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

18.5    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE.
18.6    Amendment and Waiver. No modification, amendment, or waiver of any provision of this Agreement will be effective unless such modification, amendment, or waiver is approved in writing by each Party. Any failure by either Party, at any time, to enforce or require the other Party’s compliance with any of the terms and conditions of this Agreement shall not constitute a waiver of such terms and conditions, nor limit the right of the non-defaulting Party to avail itself of any and all remedies it may have. The remedies provided for in this Agreement shall be cumulative with all other remedies at law or in equity. The Parties acknowledge that since the NY Gaming Law for Online Gaming Services (or the Gaming Regulations for Retail Sports Betting) has not yet been enacted, once such legislation or regulation is enacted, the Parties may be required to commence in good faith discussions to modify certain parts of this Agreement as necessary to ensure compliance with such legislation, provided that any changes shall result in substantially the same economic benefits and burdens between the Parties as originally contemplated by this Agreement.
18.7    Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire agreement of the Parties with respect to the subject matter herein and supersedes and preempts any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related to the subject matter of this Agreement in any way.
18.8    Counterparts; Facsimile; Electronic and Digital Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument and may be sufficiently evidenced by one counterpart. Each Party may rely upon the facsimile signature of the other. In addition, at all times while the Agreement is in force, each Party expressly agrees to the use and acceptance of signatures by digital or other electronic means. In addition, each Party agrees (except with respect to documents required to be signed in the presence of a third party or documents having an additional qualifying requirement in addition to the signature) that the use of a message which represents the document and is transformed by a digital signature, constitutes a sufficient signing of record. Subject to the foregoing restrictions, each Party further agrees that a digital or other electronic signature will be accorded the full legal force and effect of a handwritten signature under the law governing the Agreement. Execution of this Agreement at different times and places by the Parties shall not affect the validity thereof.
18.9    Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests or other communications that any Party may desire or be required to give hereunder must be in writing and must be given (a) by hand delivery, (b) by a recognized overnight courier service providing confirmation of delivery overnight courier, or (c) by Portable Document

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

Format (PDF), to the addresses set forth below or at such other address as the Parties may specify by notice given to the other Parties in accordance with this Section 18.9. A notice sent by overnight courier shall be deemed given on the next Business Day after the day said notice is delivered to the overnight courier. A notice sent by hand delivery or by PDF shall be deemed given on the day sent (provided such PDF document is electronically confirmed received and is followed by delivery pursuant to (a) or (b) above).
If to Empire:

Empire Resorts, Inc.
c/o Monticello Casino and Raceway
204 State Route 17B, P.O. Box 5014
Monticello, NY 12701
Attention: Nanette L. Horner
E-mail: nhorner@emprireresorts.com

with copies to:

Sidley Austin LLP
1999 Avenue of the Stars
Los Angeles, CA 90067
Attention: Kenneth J. Baronsky
E-mail: kbaronsky@sidley.com

If to bet365:

bet365 House
Media Way
Stoke-on-Trent
Staffordshire
ST1 5SZ
England
Attn: Ash Averill, Legal Counsel, with a copy to Legal Notices
Email: ash.averill@bet365.com; legalnotices@bet365.com

With a copy to:
Brownstein Hyatt Farber Schreck, LLP
410 17th Street, Suite 2200
Denver, CO 80202
Attn: Elizabeth Dickson Paulsen
Email: epaulsen@bhfs.com

18.10    Expenses. Except as otherwise expressly provided in this Agreement, each Party will bear its own costs and expenses incurred in connection with the preparation, execution and

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

performance of this Agreement, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.
18.11    Joint Preparation of Agreement. The Parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. Each of the Parties acknowledges that it is sophisticated in business matters of the type contemplated hereby and has been advised by experienced counsel and, to the extent it has deemed necessary, other advisers in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.
18.12    Headings. Sections and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.
18.13    Severability. Any portion of this Agreement that is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Transaction Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
18.14    Attorneys’ Fees. In the event of any breach or action to compel compliance with this Agreement, the prevailing Party shall be entitled to recover all costs and expenses, including its reasonable and documented attorneys’ fees.
18.15    Further Assurances. In case any further action is necessary to carry out the purposes of this Agreement, each Party will take such further action (including the execution and delivery of further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under this Agreement).
18.16    No Consequential Damages. Other than in connection with (a) fraud or willful misconduct, (b) breach of Section 3.1 or Section 3.2, the result of which is that bet365 is not given its right with respect to the Sportsbook Lounge Transition or operating the bet365 Gaming Service, or (c) breach of Article 13 or Section 14.3 and each Party’s obligations under Article 16, notwithstanding any other provision of this Agreement to the contrary, no Party shall be liable to any other Party for losses with respect to mental or emotional distress, exemplary, consequential, incidental, special damages, lost profits, diminution in value, damage to reputation or the like, including lost profits, even if such Party has been advised of the possibility of such damages.

Confidential Treatment Requested by Empire Resorts, Inc.
IRS Employer Identification No. 13-3714474
Confidential treatment requested with respect to certain portions denoted with “[***]”

18.17    Interpretation. Each and every reference to share prices, shares of Common Stock, the Equity Stake or shares of the Equity Stake in this Agreement shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.
18.18    Guaranty. Contemporaneously with the execution of this Agreement, bet365 Group Limited (“Guarantor”) shall execute and deliver to Empire a side letter pursuant to which Guarantor shall guaranty, to the extent permitted by applicable Gaming Law, the payment obligations and indemnification obligations under Article 17 of bet365 under this Agreement (the “Guaranty Side Letter”). bet365 and Guarantor shall have the right to terminate the Guaranty Side Letter upon the 5th anniversary on the date of which each Party starts receiving the Profit Share.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

EMPIRE RESORTS, INC. By: /s/ Ryan Eller__ Name: Ryan Eller Title: President and Chief Executive Officer	HILLSIDE (NEW YORK) LLC By: /s/ Simon Betteley Name: Simon Betteley Title: President

Schedule A
Defined Terms
The following terms shall have the following meanings for all purposes of this Agreement. Such meanings shall be equally applicable to both the singular and the plural forms of the terms herein defined.
“30-Day VWAP” means, for any Equity Securities, the volume weighted average price for such securities for the trailing thirty (30) Trading Days prior to the relevant date on the Nasdaq Capital Market (or, if the Nasdaq Capital Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) as reported by Bloomberg L.P (or its successor) or, if not available, by another authoritative source mutually agreed by the Parties from 9:30 a.m. New York time on the Trading Day that is thirty (30) Trading Days preceding such date to 4:00 p.m. New York time on the last Trading Date immediately preceding such date.
“Additional Skin” means, if pursuant to the NY Gaming Law, more than one Skin can utilize an Operating License, any Skin made available under such Operating License that is in addition to the Skin allocated to bet365 under this Agreement pursuant to Section 3.2.
“Action” means any action, arbitration, audit, claim, demand, proceeding, hearing, investigation, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or court or similar body or arbitrator.
“Acquisition Marketing” means the marketing and advertising of the bet365 Gaming Service to acquire, retain and maximize the lifetime value of Players, including all tactics, strategies, methodologies, activities, or systems employed for that purpose, which includes performance based user acquisition through affiliate arrangements, ad networks and social media platforms, mass media advertising, stadium perimeter board advertising and sponsorship.
“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by reason of management authority, by the ability to appoint directors, by contract, or otherwise. For purposes of this Agreement, no Party shall be deemed an Affiliate of the other Party.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“Approved Plan” means the annual plan regarding anticipated technological improvements and advances, new products and services for the bet365 Gaming Service, as updated, presented to and approved by the OC Members pursuant to Section 4.1.
“Audit Deficiency” has the meaning set forth in Section 12.6.

“Authorized bet365 Personnel” has the meaning set forth in Section 8.3.2.
“Bankrupt” or “Bankruptcy” means with respect to any Person, that
(i)    such Person (A) makes a general assignment for the benefit of creditors, (B) files a voluntary bankruptcy petition, (C) becomes the subject of an order for relief or is declared insolvent in any Governmental Entity bankruptcy or insolvency proceedings, (D) files a petition or answer seeking a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law, (E) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in a proceeding of the type described in subclauses (A) through (D) of this clause (i), or (F) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties, or
(ii)    a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any Law has been commenced against such Person and 120 days have expired without dismissal thereof or with respect to which, without such Person’s consent or acquiescence, a trustee, receiver, or liquidator of such Person or of all or any substantial part of such Person’s properties has been appointed and 90 days have expired without the appointment having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.
“Bankruptcy Laws” means any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally.
“bet365” has the meaning set forth in the preamble of this Agreement.
“bet365 Brand” means the “bet365” Brand or such other Brand that bet365 or its controlled Affiliates own or have the right to use that has national recognition.
“bet365 Domain Names” has the meaning set forth in Section 5.3.
“bet365 Equipment” means any physical assets that the bet365 or its Affiliates directly or indirectly acquires, installs or maintains from time to time in order to offer the bet365 Sportsbook Lounge Services or the bet365 Gaming Service, including any equipment of any Third Party provider of content or services thereto.
“bet365 Equity Holder” has the meaning set forth in Section 2.1.
“bet365 Gaming Service” means the bet365 Online Sportsbook and, if applicable, the bet365 Online Casino/Table Games, bet365 Online Poker and Empire Branded Online Sportsbook, which may include Online Casino/Table Games and Online Poker integrated into bet365’s Online Gaming Platform as contemplated by this Agreement.
“bet365 IP” has the meaning set forth in Section 13.2.1.
“bet365 OC Member” has the meaning set forth in Section 5.2.1.

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“bet365 Obligations” means individually, or collectively, as applicable, the bet365 Sportsbook Lounge Services or bet365 Online Obligations.
“bet365 Online Casino/Table Games” means the Online Casino/Table Games offered by bet365 in accordance with Section 3.4 of this Agreement
“bet365 Online Obligations” has the meaning set forth in Section 5.2.1.
“bet365 Online Poker” means Online Poker offered by bet365 in accordance with Section 3.4 of this Agreement.
“bet365 Online Sportsbook” means the Online Sportsbook offered by bet365 in accordance with Section 3.2 of this Agreement.
“bet365 Operational Costs” means, subject to Section 12.2.4, all incremental out of pocket costs incurred by bet365 or its Affiliates in connection with the bet365 Obligations, including (a) compensation on a time (at Rate Card Rate) basis for all employees (including temporary and permanent employees) of bet365 or its Affiliates that dedicate time to providing the bet365 Obligations (excluding executive officers of bet365), including customer support, operations, Acquisition Marketing, trading and risk management, developers, back-office services (i.e., legal, accounting, compliance) (all such costs, “bet365 Labor Costs”), (b) the rent and utilities of utilized office space of where such employees provide such services, (c) costs incurred in connection with the technology and information technology owned or developed by bet365 or its Affiliates, (d) Player Incentives in connection with the bet365 Gaming Service, (e) promotional losses (i.e., payouts that are not funded by Player contributions) associated with the bet365 Gaming Service, (f) Player-Related Costs; (g) any marketing costs incurred in connection with Section 14.8.2 and any Acquisition Marketing (collectively, “bets365 Marketing Costs”); (h) fees or royalties paid to any sports league, whether required by Law or otherwise; (vi) with respect to a Vendor, as contemplated by Article 11, (i) Third Party Content Costs; and (j) any amounts set forth in this Agreement as Costs to be paid by bet365 or its Affiliates (i.e., provisioning for backup and disaster recovery and working capital). Notwithstanding the foregoing, in no event shall costs associated with generally updating or upgrading bet365’s Online Gaming Platform be included unless made to comply with the NY Gaming Law or Laws in the USA.
“bet365 Labor Costs” has the meaning set forth in the definition of bet365 Operational Costs.
“bet365 Marketing Costs” has the meaning set forth in the definition of bet365 Operational Costs.
“bet365 Player” means a Person who has entered into standard terms of use agreement as required by this Agreement to play or engage in a bet365 Gaming Service.
“bet365 Promotional Tax Deduction Sharing Ratio” means for any period, a percentage determined by dividing: (i) Eligible Promotional Gaming Credits wagered by in the Sportsbook Lounge or on the bet365 Gaming Service during such period; by (ii) the sum of the promotional

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gaming credits wagered during such period by (a) in the Sportsbook Lounge or on the bet365 Gaming Service, (b) in any Additional Skin offered under the Operating License (other than the Empire Branded Online Sportsbook), and (c) by the Operator with respect to its casino, hotel and resort operations and with respect to its Online Gaming Services.
“bet365 Promotional Tax Deductions” means for any period, an amount equal to the total reduction in Gaming Tax liability actually realized by the Operator for such period as a result of Eligible Promotional Gaming Credits issued through any of its operations, including its land-based casino operations and any (including its own or another branded offering) Online Gaming Service utilizing its Operating License for such period multiplied by the bet365 Promotional Tax Deduction Sharing Ratio.
“bet 365 Sportsbook Lounge Services” has the meaning set forth in Section 5.1.
“bet365 Third-Party Claim” has the meaning set forth in Section 17.2.
“Brands” means any trademark, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the forgoing that in each case (a) are owned by a Party or its Affiliates or (b) such Party or its Affiliates has the right to use.
“Breaching Party” has the meaning set forth in Section 16.8.
“Bribery Laws” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), or any other applicable anti-corruption legislation in any foreign jurisdiction, including the UK Bribery Act 2010.
“Broader Skin Scenario” means the case where there are [***] or more Skins for Online Sportsbooks are permitted to be operated in NY pursuant to the NY Gaming Law.
“Business Day” means any day in which banks are generally open for business in New York, New York.
“Capital Investment Catch-up” has the meaning set forth in Section 3.3.4.
“Capital Investment Catch-up Distribution” means an amount equal to 50% of the Capital Investment Catch-up.
“Catskill Casino” has the meaning set forth in the Recitals of this Agreement.
“Change of Control” means, with respect to any Person, (i) a transfer, directly or indirectly, of all or substantially all of the assets of such Person, or (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner

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whatsoever, of more than 50% of the Equity Securities of such Person entitled to vote in the election of members of the board of directors or similar body of such Person.
“Claims” has the meaning set forth in Section 17.1.
“Co-Branding” has the meaning set forth in Section 3.2.2.
“Code” has the meaning set forth in Section 10.2.
“Common Stock” has the meaning set forth in Section 2.1.
“Common Stock Delta” means:
(a)in the event there has not been a Change of Control of Empire or a Listing Failure prior to the Common Stock Trigger Date, the positive difference between (A) $20.00 and (B) the 30-Day VWAP of the Common Stock as of the Common Stock Trigger Date;
(b)in the event there has been a Listing Failure prior to the Common Stock Trigger Date, the positive difference between (i) $20.00 and (ii) the Common Stock Fair Market Value; and
(c)in the event there has been a Change of Control of Empire prior to the Common Stock Trigger Date, the positive difference between (x) $20.00 and (y) the Per Share CoC Value derived from the consideration paid by the Third Party in such Change of Control transaction.
“Common Stock Fair Market Value” means the fair market value of a share of the Equity Stake of Empire as of the Common Stock Trigger Date as determined by a nationally recognized independent investment bank mutually agreed upon by the Parties; provided, if the Parties cannot agree on such investment banker, each Party shall select the investment banking firm from the following firms by each removing one of following firms (the order of which Party removes first being determined randomly by lot): Morgan Stanley; JPMorgan and Credit Suisse. The remaining firm shall be the investment banker selected. The costs of the investment bank shall be borne by the Parties equally.
“Common Stock Trigger Date” means the thirtieth (30th) day following Empire’s filing of its first Quarterly Report on Form 10-Q or Annual Report on Form 10-K (whichever is filed first) following the date on which bet365’s Unrecouped Investment equals zero or the date on which Empire is or, if no longer is required to file reports with Securities and Exchange Commission under Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, would have been required to make such filing.
“Competitive Business” means, (a) in the case of Empire or Operator, a Third Party and such Third Party’s Affiliates, other than an entity that is an Affiliate of Tan Sri Kim Kok Thay, that receives at least 1%, but less than 50% of its revenue from land-based casino operations and (b) in the case of bet365, a Third Party and such Third Party’s Affiliates that receives at least 1%, but less than 50% of its revenue from on-line gaming operations.
“Compliance Services” has the meaning set forth in Section 5.6.1.

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“Costs” means, without duplication, the following actual reasonable and verifiable expenses:
(a)    all costs and expenses incurred by such Party to a Governmental Entity to obtain, renew and maintain the requisite Gaming Approvals to (i) operate the Sportsbook Lounge or (ii) to offer the bet365 Gaming Service, including any out-of-pocket costs and expenses incurred by such Party in connection with the Operating License or Service License, such as reimbursement of investigation costs of the Gaming Authorities, but specifically excluding any Gaming Approvals that a member of the Empire Group is required to obtain, maintain or renewal to own or operate the Catskills Casino;
(b)    provided such expenses are not related to the gross negligence of the Transaction Party incurring such cost, any costs, fees, assessments, fines or penalties incurred for any reporting, investigation, certification or other regulatory requirements under NY Gaming Law or imposed by the applicable Gaming Authority relating solely to the operation of the Sportsbook Lounge or the bet365 Gaming Service (a “Gaming Fine”) but specifically excluding any Gaming Fines that a member of the Empire Group is required to pay in connection with its Gaming Approvals to own or operate the Catskills Casino;
(c)    all costs associated with procuring all bet365 Equipment and all Facility Expenses;
(d)    all costs incurred by either Party in connection with Registration Facilities and Gaming Terminals and all costs related to the agreement with Resorts World Casino New York in accordance with Section 14.8.3;
(e)     all bet365 Operational Costs; and
(f)    all Empire Operational Costs.
“Committee” has the meaning set forth in Section 4.1.
“Confidential Information” has the meaning set forth in Section 14.1.2.
“Customer Data” has the meaning set forth in Section 13.4.1.
“Data Breach” has the meaning set forth in Section 13.4.
“Deadlock” has the meaning set forth in Section 4.14.
“Dedicated Empire Executive” has the meaning set forth in Section 5.6.2.
“Derivative Content” has the meaning set forth in Section 13.3.2.
“Disclosing Party” has the meaning set forth in Section 14.1.1.
“Effective Date” has the meaning set forth in the preamble of this Agreement.

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“Eligible Market” means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market.
“Eligible Promotional Gaming Credit” means any promotional gaming credit that is wagered in the Catskills Casino through Retail Sports Betting or Online Gaming Services of the Operator which is available as a deduction from gross revenue pursuant to the NY Gaming Law.
“Emergency Expenditure” means payments required to be made (i) to avoid or minimize the imminent threat of any (A) loss or impairment of life or of personal injury, (B) violation of Law or infringement of Third Party intellectual property rights, or (C) security breach or unavailability or substantial impairment of the operation of the Sportsbook Lounge or the bet365 Gaming Service, (ii) to obtain, retain or renew any Governmental Approval required in order to offer or conduct the Retail Sports Betting or Online Sportsbook, or (iii) to prevent an unforeseeable breach of any Third Party agreement applicable to Sportsbook Lounge or bet365 Gaming Service.
“Empire” has the meaning set forth in the preamble of this Agreement
“Empire Brand” means the “Empire” Brand or such other Brand that Empire or its controlled Affiliates own or have the right to use that has national recognition.
“Empire Branded Online Sportsbook” has the meaning set forth in Section 3.3.2.
“Empire Domain Names” has the meaning set forth in Section 5.3.
“Empire Group” means Empire and any of its Affiliates, including the Operator.
“Empire IP” has the meaning set forth in Section 13.1.1.
“Empire Labor Costs” has the meaning set forth in the definition of Empire Operational Costs.
“Empire License Agreement” has the meaning set forth in Section 13.1.1.
“Empire Marketing Costs” has the meaning set forth in the definition of Empire Operational Costs.
“Empire OC Member” has the meaning set forth in Section 4.2.
“Empire Online Gaming Service Invoice” has the meaning set forth in Section 12.1.2.
“Empire Operational Costs” means all incremental out of pocket costs incurred by a member of the Empire Group in connection with complying with its obligations under this Agreement, including (a) providing the Compliance Services, (b) compensation on a time (at Rate Card Rate) basis for all employees (including temporary and permanent employees) of the Operator who are hired in connection with providing the Empire Sportsbook Lounge Services or Compliance Services and dedicate their time to providing such services (excluding executive officers of the Operator and the Dedicated Empire Executive) (all such costs, “Empire Labor Costs”), (c) Player

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Incentives in connection with the Sportsbook Lounge, (d) promotional losses (i.e., payouts that are not funded by Player contributions) associated with the Sportsbook Lounge, (e) Player-Related Costs, (f) any marketing costs incurred in connection with Section 14.5.1 (subject to Section 12.2.4) (“Empire Marketing Costs”), (g) fees or royalties paid to any sports league, whether required by Law or otherwise, (h) with respect to a Vendor, as contemplated by Article 11 and (i) any other amounts set forth in this Agreement as Costs to be paid by a member of the Empire Group.
“Empire Players Club” means the membership rewards club offered by the Catskills Casino identified as the “Players Club”.
“Empire Sportsbook Lounge Invoice” has the meaning set forth in Section 12.1.2.
“Empire Sportsbook Lounge Services” has the meaning set forth in Section 5.1.
“Empire Third-Party Claim” has the meaning set forth in Section 17.1.
“Enhancements” means improvements, enhancements, new releases, upgrades, updates, fixes, additions, substitutions and replacements from time to time made regarding the bet365’s Online Gaming Platform, including those that any Third Party supplying components of bet365’s Online Gaming Platform markets or makes available to its customers from time to time to correct deficiencies in or improvements of such components.
“Equipment Room License” has the meaning set forth in Section 8.2.
“Equity Securities” means, with respect to any Person, the shares of capital stock of (or other ownership or profit interests in) such Person, the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or the warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“Equity Stake” has the meaning set forth in Section 2.1.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Facility” has the meaning set forth in Section 8.1.
“Facility Expenses” has the meaning set forth in Section 8.1.
“Federal Gaming Tax” means, for any given period, the USA federal excise tax and any other USA taxes (with the exception of income taxes) assessed based on Retail Sports Betting or Online Gaming Service revenues from operations from time-to-time and any replacement or charge in lieu of the foregoing on in lieu of an increase thereof.

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“Federal Online Gaming Law” means a USA federal Law that establishes the statutory framework, including authorizing the creation of necessary rules and regulations, which permits and governs the offering of any Online Sportsbook on an interstate level.
“Federally Prohibited Person” means any person: (1) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transaction with Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or a person who is identified as or affiliated with a person designated as a terrorist, or associated with terrorism or money laundering pursuant to regulations promulgated in connection with the USA PATRIOT Act; (2) that is owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (3) with whom a regulated lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order; (4) who commits, threatens, or conspires to commit or supports “terrorism” as defined in the Executive order; (5) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and (6) who is an Affiliate of or affiliated with a person listed above.
“Force Majeure” means any event which cannot be controlled, foreseen or prevented by using commercially reasonable efforts of a Party, and which materially and adversely affects and delays the performance of such Party of all or any portion of its obligations under this Agreement. Such an event includes unforeseen and unpreventable viruses or attacks to the network or any components of the bet365 Gaming Service or bet365’s Online Gaming Platform that are out of bet365’s control notwithstanding commercially reasonable security precautions and controls on the part of bet365, malfunctioning network, equipment or software or other disruptions in service, war, insurrection or civil disorder, military operations or terrorism, national or local emergency, acts or omissions of Governmental Entity, acts of God and natural disasters, fire, explosion, flood, theft or malicious damages, strike, lockout, similar industrial disputes, and third-party injunctions generally impacting the internet gaming industry in NY. For purposes of this definition, anything within the control of an Affiliate of a Party shall be deemed to be within the control of such Party.
“GAAP” means generally accepted accounting principles in the USA as then in effect.
“Gaming Approvals” means any and all required approvals, authorizations, licenses, permits, consents, findings of suitability, registrations, clearances, exemptions and waivers of or from any Gaming Authority, including those relating to the offering or conduct of gaming and gambling activities, or the use of gaming devices, equipment, supplies and associated equipment in the operation of a casino or other gaming enterprise (including Online Sportsbook) or the receipt or participation in revenues or revenues directly or indirectly derived therefrom.
“Gaming Authority” means, collectively, those international, federal, state, local, foreign and other governmental, regulatory and administrative authorities, agencies, commissions, boards, bodies and officials responsible for or involved in the regulation of gaming or gaming activities or

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the ownership of an interest in any Person that conducts gaming in any jurisdiction, including, within NY.
“Gaming Fine” has the meaning set forth in the definition of Costs.
“Gaming Laws” means those Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction, including the NY Gaming Law.
“Gaming Prohibited Person” means: (1) a person who is identified by any Gaming Authority as unsuitable to be associated with a gaming facility; (2) a person who has been denied an Gaming Approval in any jurisdiction; or (3) a person who has been subject to a suspension or revocation of a Gaming Approval in any jurisdiction.
“Gaming Regulations” means any applicable regulations (whether interim or final) promulgated by a Governmental Entity in NY pursuant to, or under authority granted by, the NY Gaming Law.
“Gaming Tax” means the gaming taxes levied on Internet gaming revenues as specified in the NY Gaming Law, as well as any other taxes or fees that may be imposed by any Governmental Entity on Retail Sports Betting or Online Sportsbook gaming revenues, including the federal excise tax, but specifically excluding any federal, State, local, county or non-USA income, payroll, employment, severance, stamp, business tax, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other similar tax or duties.
“Gaming Terminals” has the meaning set forth in Section 14.5.3(b).
“Guaranty Side Letter” has the means set forth Section 18.18.
“Guarantor” has the means set forth Section 18.18.
“Governmental Approvals” means, as applicable, all required approvals, authorizations, licenses, permits, consents, findings of suitability, registrations, exemptions and waivers of or from any Governmental Entity, including any Gaming Approvals.
“Governmental Entity” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority having or asserting executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing, including any Gaming Authority.
“Go-Live Date” means the date upon which the bet365 Gaming Service, as applicable, is first offered to Players pursuant to this Agreement and the NY Gaming Law.

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“Highly Competitive Business” means, (a) in the case of Empire or Operator, a Third Party and such Third Party’s Affiliates, other than an entity that is an Affiliate of Tan Sri Kim Kok Thay, that receives at least 50% of its revenue from land-based casino operations and (b) in the case of bet365, a Third Party and such Third Party’s Affiliates that receives at least 50% of its revenue from on-line gaming operations.
“Indemnified Party” has the meaning set forth in Section 17.3.
“Indemnifying Party” has the meaning set forth in Section 17.3.
“Initial Term” has the meaning set forth in Section 16.1.
“Internet” means the international computer network of interoperable packet switched data networks, including the world-wide web, without regard to the means (or nature of the device) by which a user accesses the same.
“Invoice” has the meaning set forth in Section 12.1.2.
“Investment Cost” means all Costs incurred by bet365 or its Affiliates (a) associated with the Sportsbook Lounge prior to the Sportsbook Lounge Transition and shall include the Reimbursed Lounge Costs, and (b) associated with the bet365 Gaming Services prior to the applicable Go-Live Date,
“Law” means all applicable federal, state and local laws, statutes, regulations, codes, rules and ordinances including gaming, anti- corruption, environmental and labor laws, Occupational Safety and Health Administration (OSHA) regulations, the Telephone Consumer Protection Act (TCPA) together with regulations adopted by the Federal Communications Commission and Title III of the Americans with Disabilities Act.
“Listing Failure” means (i) the failure of the Common Stock to be registered pursuant to Section 12(b) or 12(g) of the Exchange Act or Empire taking action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, or (ii) the failure of the Common Stock to be listed or designated for quotation (as applicable) on an Eligible Market or Empire taking action designed to, or which to its knowledge is likely to have the effect of, terminating the listing or designation for quotation of the Common Stock on an Eligible Market.
“Limited Skin Scenario” means the case where there are [***] or fewer Skins permitted to be operated in NY pursuant to the NY Gaming Law.
“Lounge Buildout Costs” has the meaning set forth in Section 3.1.3.
“Lounge Operational Costs” has the meaning set forth in Section 3.1.3.
“Market Opening Date” means the first date on which the NY Gaming Law authorizes a Person who then holds an Operating License in NY to engage in the operation, management, administration and making available of an Online Sportsbook to Players.

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“Minimum Access Threshold” means, (a) in the case of a Limited Skin Scenario, $[***] per Additional Skin or (b) Broader Skin Scenario, $[***] per Additional Skin.
“Minimum NRG Threshold” means, (a) in a Limited Skin Scenario, a revenue share of [***]% of the Net Gaming Revenue paid to Empire for such Additional Skin or (b) in a Broader Skin Scenario, a revenue share of [***]% of the Net Gaming Revenue paid to Empire for such Additional Skin.
“Monthly Preferred Distribution” means an amount equal to the Preferred Distribution divided by 36.
“Monthly Statement” has the meaning set forth in Section 12.1.5.
“Montreign” has the meaning set forth in the Recitals of this Agreement.
“Net Gaming Revenue” means the applicable gross gaming revenue minus (a) all applicable Gaming Taxes minus (b) Player Incentives (not to exceed [***]% of gross gaming revenue), minus (c) chargebacks.
“New Content” has the meaning set forth in Section 13.3.2.
“NGR Shortfall Distribution” means an amount equal to 50% of the difference between (a) in a Limited Skin Scenario, [***]% and the applicable revenue share paid to Empire and considered Revenue for such Additional Skin, and (b) in a Broader Skin Scenario, [***]% and the applicable revenue share paid to Empire and considered Revenue for such Additional Skin.
“Non-Owning Party” has the meaning set forth in Section 13.4.1.
“Non-Solicitation Period” has the meaning set forth in Section 14.4.
“NY” has the meaning set forth in the Recitals of this Agreement.
“NY Gaming Law” means a Law in NY that establishes the statutory framework, including authorizing the creation of necessary rules and regulations, which permits or governs the offering of, as applicable, (i) a Retail Sports Betting or (ii) an Online Sportsbook on an intrastate basis to the residents of such State. Following enactment of a NY Gaming Law, such definition shall also include all Gaming Regulations promulgated thereunder.
“NY Gaming Tax” means, for any given period, all taxes, fees, assessments and levies assessed based on Sportsbook Lounge GGR or Online Gaming Service GGR (as specified in the NY Gaming Law) payable to a NY Governmental Entity.
“NY Governmental Entities” means exclusively those Governmental Entities with authority from, and jurisdiction exclusively within, NY.
“OC Members” has the meaning set forth in Section 4.1.

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“Online Casino/Table Games” means an Online Gaming Service whereby Players play (i) casino-style games of chance that are the types of games played in casinos (i.e., roulette, baccarat, blackjack, bingo, craps, big six wheel, keno, slot machines, mini-baccarat, red dog, pai gow, and sic bo, or variations thereof) or (ii) non peer-to-peer simulated table games (i.e., blackjack, roulette, craps or variations thereof), in each case.
“Online Gaming Platform” means one or more online, interactive-software products to conduct, support and maintain an Online Gaming Service, including, (i) software games and applications, (ii) anti-money laundering, “know-your-customer” and problem-gaming functionality, (iii) player account, back-end registration and payment/cashier-system functions and components, (iv) responsible gaming controls, (v) back-office tools and (vi) affiliate, loyalty and bonus systems, each as updated, modified or enhanced from time to time.
“Online Gaming Service” means, as permitted by the NY Gaming Law, interactive online gaming service offered or conducted via the Internet, mobile or other remote or electronic device or data network, whereby Players play games in which such participant stakes goods of monetary value and can win money or goods of monetary value, but specifically does not include any free play / play-for-fun social games or subscription based games.
“Online Poker” means an Online Gaming Service whereby Players participate in peer-to-peer games such as poker and bingo.
“Online Sportsbook” means an Online Gaming Service whereby Players are permitted to wager on events, activities or items similar to what is permitted with respect to Retail Sports Betting.
“Online Gaming Service GGR” means the total gross gaming revenues derived from the offering or conduct of the bet365 Gaming Service (i.e., the total of all sums wagered by Players of the bet365 Gaming Service less the total of all sums actually paid out as winnings to such Players).
“Operating License” means all necessary Gaming Approvals that permit the Operator to operate, manage, administer and make available an Online Sportsbook to Players.
“Operator” means the member of the Empire Group that obtains the Operating License.
“Owning Party” has the meaning set forth in Section 13.4.1.
“Party” and “Parties” have the meanings set forth in the preamble of this Agreement.
“Per Share CoC Value” means the fair market value of a share of the Equity Stake at the closing of such Change of Control transaction (i.e., a per share of Equity Stake valuation). Such fair market value shall be determined as follows, as applicable: (i) the amount of cash on a per Equity Stake basis paid in such Change of Control transaction to a holder of the Equity Stake; (ii) the fair market value of any Equity Securities on a per Equity Stake basis received by a holder of share of the Equity Stake, which fair market value shall be determined as of the Common Stock Trigger Date; (iii) a combination of (i) and (ii); or (iv) in the event no consideration is received by a holder of an Equity Stake, the Common Stock Fair Market Value. To the extent Equity Securities

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are received as part of the consideration paid by the Third Party in such Change of Control transaction, the fair market value of such Equity Securities for purpose of this definition shall be equal to the 30-Day VWAP for such Equity Securities or, if no 30-Day VWAP is reported, the fair market value agreed to by Empire and the Third Party in such Change of Control transaction.
“Permitted Court” means any federal court located in New York, New York.
“Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, Governmental Entity.
“Players” means those Persons who are permitted, in accordance with the NY Gaming Law, to participate in Retail Sports Betting, Online Gaming Services, including Persons physically present in a jurisdiction other than the applicable NY which participate in such Online Gaming Services as a part of a common player pool to the extent permitted by such NY Gaming Law.
“Player Accounts” has the meaning set forth in Section 9.1.
“Player Incentives” means, subject to receipt of required Gaming Approvals, any sign-up bonuses, retention bonuses, cash credits, free-play, awarded to bet365 Players or patrons participating in Retail Sports Betting within the Sportsbook Lounge, as applicable, at no cost to such Players’ loyalty points or other inducements offered to Players to be redeemed for goods or cash in their player account for future plays on or withdrawal from the bet365 Gaming Service or Retail Sports Betting within the Sportsbook Lounge, as applicable.
“Player Withholding Tax” means any Tax that must be deducted and withheld upon settlement of the winnings to any Retail Sport Betting bettor or any bet365 Players pursuant to applicable Law.
“Player-Related Costs” means any of the following amounts related to the bet365 Gaming Service or the Sportsbook Lounge, as applicable: (i) defending and settling any Player complaints or claims, including refunds and associated costs and fees as a result thereof; (ii) payment processing, charge-backs and associated costs and fees (including credit card processing fees), (iii) Verification Checks and (iv) geo-location fees.
“Preferred Distribution” means an amount equal to 50% of the Common Stock Delta multiplied by the number of shares of the Equity State held by bet365 or its Affiliate on the Common Stock Trigger Date; provided that in the event that bet365 has sold or transfer any portion of the Equity State to a Third Party prior to the Common Stock Trigger Date, the Preferred Distribution shall be deemed to be $0.
“Pro Rata Share” means comparing the Online Gaming Service GGR as officially reported by bet365 to the applicable Gaming Authority as compared to the aggregate gross gaming revenue for online sportsbooks offered or operated by bet365 or its Affiliates throughout the US as officially reported by bet365 or its Affiliates to the applicable Gaming Authority in such other States within the US.

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“Rate Card Rate” means a daily rate equal to the total compensation paid to an employee or independent contractor of the applicable Transaction Party or its Affiliate, including gross salary/compensation, bonuses and other disbursements, plus the actual cost incurred by such Transaction Party or its Affiliate for any other employee benefits provided such employee (i.e., health, dental or disability insurance) determined on a daily basis (based on a 5 day work week).
“Recipient” has the meaning set forth in Section 14.1.1.
“Registration Facilities” has the meaning set forth in Section 14.5.3(a).
“Reimbursed Lounge Costs” has the meaning set forth in Section 3.1.3.
“Renewal Term” has the meaning set forth in Section 16.1.
“Representatives” has the meaning set forth in Section 14.1.1.
“Retail Sports Betting” means the wagering on events, including any individual performance in any sport or athletic event, e-sports, motor or horse/dog racing or any other events permitted under the Operating License, in which such participant stakes goods of monetary value and can win money or goods of monetary value, provided such wagering and payout on any winnings are all preformed within a physical location, as compared to over the Internet, mobile or other remote or electronic device.
“Resorts World Casino New York” has the meaning set forth in Section 14.5.
“Revenue” means the following: (a) all Sportsbook Lounge GGR; (b) all Online Gaming Service GGR, (c) all consideration paid to any member of the Empire Group or bet365 in connection with an Additional Skin, including any cash capital investments paid as part a Strategic Capital Investment that shall be considered Revenue in accordance with Section 3.3.4, and (d) any amounts paid by a Vendor, as contemplated by Article 11, (e) as contemplated by Section 3.3.3, and (f) as contemplated by Section 5.7.4.
“Profit Share” has the meaning set forth in Section 12.3.9.
“Second Closing Shares” has the meaning set forth in the Stock Purchase Agreement.
“Service License” means any and all necessary Gaming Approvals that will permit bet365 to provide online business-to-business services, directly or indirectly, to a holder of an Operating License, for the offering of a bet365 Gaming Service.
“Shortfall” means any Costs incurred during a month that, as a result of insufficient Revenue, cannot be funded or reimbursed pursuant to Section 12.3.6.
“Skin” means an Online Gaming Service that is identified by a specific Brand (i.e., branding an Online Sportsbook) and is permitted to operate under an Online Gaming Platform that is different from the other branded Online Gaming Services on the same Operating License.

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“Sportsbook Lounge” has the meaning set forth in Section 3.1.1.
“Sportsbook Lounge Betting Platform” has the meaning set forth in Section 3.1.2.
“Sportsbook Lounge GGR” means total gross gaming revenues derived from the Sportsbook Lounge (i.e., the total of all sums wagered in the Sportsbook Lounge less the total of all sums actually paid out as winnings on such wagers).
“Sportsbook Lounge Transition” has the meaning set forth in Section 3.1.2.
“Stock Purchase Agreement” has the meaning set forth in Section 2.1.
“Strategic Capital Investment” has the meaning set forth in Section 3.3.3.
“Subcontractor” has the meaning set forth in Section 5.3.
“Tangible Net Worth” means a Peron’s total assets excluding all intangible assets (i.e. goodwill, trademarks, patents, copyrights, organizational expense, and similar intangible items, but including leaseholds and leasehold improvements) less total debt, determined in accordance with GAAP.
“Tax” means all taxes (including income, profit, franchise, sales, use, real property, personal property, ad valorem, excise, employment, social security and wage withholding taxes) and installments and estimated taxes, assessments, deficiencies, levies, imposts, duties, withholdings, or other similar charges of every kind, character and description and any interest, penalties or additions to tax imposed thereon or in connection therewith.
“Term” means the period starting on the Effective Date and ending on the termination of this Agreement in accordance with the terms set forth herein.
“Third Party” means any Person who is not a Party or such Party’s Affiliate, officer, manager, employee, general partner or director.
“Third Party Claim” means a bet365 Third-Party Claim or an Empire Third-Party Claim, as the context may require.
“Third Party Claim Notice” has the meaning set forth in Section 17.3.
“Third Party Content Costs” means any costs or fees owed to a Third Party in respect of the underlying licenses for, or the provision of, products or services for inclusion in the bet365 Gaming Service, including data/results, business intelligence software, streaming and, if applicable, content for other Online Gaming Services (i.e., casino or poker).
“Trading Day” means, as applicable, with respect to all price or trading volume determinations relating to any Equity Securities, any day on which such Equity Securities are traded on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for such Equity Securities, then on the principal securities exchange or securities market on which

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such Equity Securities are then traded, provided that “Trading Day” shall not include any day on which such Equity Securities are scheduled to trade on such exchange or market for less than 4.5 hours or any day that such Equity Securities are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the bet365.
“Transaction Party” means bet365, on the one hand, and Empire or the Operator, individually or collectively, as applicable, on the other hand.
“Transition Date Invoice” has the meaning set forth in Section 12.1.2.
“Unrecouped Capital Investment Catch-up” means the Capital Investment Catch-up reduced by the payments made to bet365 pursuant to Section 12.3.8.
“Unrecouped Investment Costs” means the amount of all Investment Costs reduced by the payments made to bet365 pursuant to Section 12.3.2.
“Unrecouped NGR Shortfall Distribution” means the NGR Shortfall Distribution reduced by the payments made to bet365 pursuant to Section 12.3.7.
“Unrecouped Preferred Distribution” means the amount of the Preferred Distribution reduced by the payments made to bet365 pursuant to Section 12.3.6.
“Unrecouped Shortfall” means the amount of all Shortfalls reduced by the payments made to bet365 pursuant to Section 12.3.4.
“Unsuitable Person” means a Person who (a) is a Gaming Prohibited Person, (b) causes a Party or any of its Affiliates to lose or to be threatened with the loss of any Gaming Approvals, or (c) is deemed likely, in the sole and absolute discretion of a Party based on verifiable information or information received from the Gaming Authorities or other reliable sources such as background checks, credit searches and searches of the public records, to (i) preclude or materially delay, impede, impair, threaten or jeopardize any Gaming Approval or such Party’s Affiliates’ application for or ability to obtain or retain any Gaming Approval, or (ii) result in the imposition of materially burdensome terms and conditions on any Gaming Approval.
“USA” means the United States of America, including any state, territory or possession thereof.
“USA PATRIOT Act” has the meaning set forth in Section 7.1.2.
“Vendor” has the meaning set forth in Section 11.1.
“Vendor Contracts” shall have the meaning set forth in Section 11.1.

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“Verification Checks” means the checks carried out in order to attempt to verify the age, identity, location, of a potential bet365 Player in accordance with applicable Laws, including whether such Player is excluded from play (including self-exclusion).

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Schedule B
Compliance Services

The Operator shall be responsible for:

•
Filing all reports and returns with the Gaming Authorities required of a holder of an Operating License with respect to the Sportsbook Lounge or bet365 Gaming Service, including, Sportsbook Lounge GGR or Online Gaming Service GGR (including any applicable deductions for Eligible Promotional Gaming Credits to the extent permitted by NY Online Gaming Law), accounting and financial reports, customer activity and disputes reports, and reports regarding fraud and collusion;

•	Subject to Section 10.1, remitting all Gaming Tax and fees or royalties paid to any sports league, as required by Law, associated with the bet365 Gaming Service;

•	Accepting Player deposits and processing withdrawals at the casino cashier cage (as required by the Gaming Regulations) and issuing casino checks for withdrawals;

•
Providing all reasonable access to and use of Empire “key employees” (as defined under NY Online Gaming Law) to support bet365’s applications for, and maintenance of, Governmental Approvals required under NY Online Gaming Law;

•	Be responsible for regulatory liaison for:
1.    Reporting and management of customer activity and disputes;

2.	Reporting and management of service issues, e.g., advertising, fraud and collusion, underage, geo-location, responsible gaming, excluded individuals and self-excluded individuals;
3.    Integrity of customer data, privacy and protection;

4.	Filing all Currency Transaction Reports (“CTRs”) and Suspicious Activity Reports-Casinos (“SARCs”);
5.    Reporting of customers taxable winnings;
6.    Responding to Gaming Authority data requests;

7.	Filing of release notes to Gaming Authorities prior to changes to the gaming system being installed;
8.    Management and payment of fines; and
9.    Accounting and financial reporting functions.

•	Maintenance of required bank accounts and reporting software including payment of fees.

•	Internal audit functions and cooperation with external auditors.

•	Review and approve and compliance with internal controls.

•	All other items as the NY Gaming Law requires the Operator to provide in connection with an Online Sportsbook.

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